                                                                    EXHIBIT 10.8

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE PORTIONS OF THE AGREEMENT INDICATED BY AN ASTERISK (*). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED TERMS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES & EXCHANGE COMMISSION.

                       MASTER SOFTWARE LICENSE AGREEMENT
                                    BETWEEN
                    OBJECTIVE SYSTEMS INTEGRATORS, INC. AND
                       SPRINT/UNITED MANAGEMENT COMPANY


THIS MASTER SOFTWARE LICENSE AGREEMENT (the "Agreement") is made and entered into, effective as of March 31, 2000 (the "Effective Date"), by and between Objective Systems Integrators, Inc., a Delaware corporation ("OSI"), and Sprint/United Management Company, a Kansas Corporation ("Sprint"). The term " Agreement," as used herein, will collectively refer to this Master Software License Agreement, together with the Schedule (as hereafter defined), and any and all Attachments or Exhibits attached hereto and incorporated herein by this reference.

WHEREAS, OSI wishes to grant to Sprint, and Sprint desires to obtain from OSI, certain license rights to OSI's software products, as more particularly described below, in accordance with the terms and conditions of this Agreement. NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to the following terms and conditions, which set forth the rights, duties, and obligations of the parties.

1.  Definitions

    "Application Component" means OSI Software, other than NetExpert Framework Products, licensed as a single off the-shelf application component such as FM Exel(TM), including only those off-the-shelf Rulesets provided as part of that application component.

    "Authorized Computer" means a computer identified by type and serial number in an Order or a notice following an Order.

    "Combined Software" computer code, modules, programs, data files or rules, including related documentation, resulting from (1) some or all of the same being linked, combined or otherwise operated with OSI Software, or (2) Sprint's modification of OSI Software.

    "Core Function" means the original purpose, action, or focus for which the Product was originally developed.

    "Deliverables" means materials such as OSI Software and Manuals specifically described as deliverables in a Statement of Work.

    "Developed Programs" means only the application software program(s), scripts, templates, dialogues, and interfaces produced by Sprint through the use of the Toolkit(s) (defined below). Sprint shall retain all right, interest in and title to Developed Programs.

    "Information" means written, machine-reproducible and visual materials that are described in this Agreement, or are clearly marked when disclosed, as being confidential, together with all written, visual and oral materials so identified in writing within 30 days after their disclosure.

    "Installation Date" means the business day OSI declares Products ready for use if installed by OSI, or the business day after Products are delivered, if they are to be installed by Sprint.

    "Manuals" means user manuals and similar documentation listed in an Order or supplied with OSI Software or Vendor Software. Manuals do not include product and service descriptions, advertising or marketing materials.

    "NetExpert Framework Product" means OSI Software specifically listed in the Price List as part of the NetExpert(R) network management Framework.

    "New Use" means use of OSI or Vendor Software: (1) On other than its Authorized Computer; (2) On its Authorized Computer if the use is (a) for more than the authorized maximum number of concurrent processes or other restrictions set forth in the Price List, (b) for a code type or with operating system or database software other than that authorized, or (c) not in conformity with the other factors used to set pricing for the initial use of that Software under the Order establishing that use.

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    "Order" means a Contract Order, Purchase Order, or such other Sprint-
    authorized ordering document executed by Sprint or any Affiliate (as hereafter defined) so that Sprint or such Affiliate may license the software and/or purchase the services offered under this Agreement. Any Order used to purchase VPS (as defined herein) shall set forth the terms upon which Professional Services will be provided by OSI to Sprint, including the Statement of Work. If the terms of an Order directly conflict with the terms of this Agreement, the terms of the Order will govern.

    "OSI Software" means computer code, modules, programs, data files and rules listed as OSI Software in the Price List, or provided to Sprint by OSI as Deliverables or otherwise in connection with Services or otherwise. OSI Software does not include Vendor Software.

    "Price List" means the OSI price list in effect on the date an Order is accepted and approved for use in the region where the Products are to be installed. OSI may change the Price List, including available Products, specifications and prices, on notice to Sprint.

    "Products" means NetExpert Framework Product, Application Component, Combined Software, OSI Software, other Deliverables, Vendor Software and Manuals.

    "Professional Services" or "VPS" means consulting services, or other such services not included in Support Service, but related to OSI Software to be provided by OSI to Sprint, which include, but are not limited to, service level definition, solution design, software installation, deployment and integration assistance, business process re-engineering, and development activities, as further described in the applicable Order containing a Statement of Work, which will be signed by both parties.

    "Ruleset" means a group of instructions which, when taken as a whole, constitute a decision-making matrix used to direct the functions of NetExpert Framework Products for a specific network element, management operation or other application.

    "Schedule" means the Product Schedule, as applicable, attached hereto. In the event of any conflict between the terms and conditions of this Agreement and the Schedule, the Schedule will supersede and be controlling.

    "Services" means Professional Services and Support Services.

    "Sprint Software" means computer code, modules, programs, data files or rules, including related documentation, owned or licensed by a third party to Sprint and designed to be linked, combined or otherwise operated with OSI Software to augment or enhance it. Sprint Software excludes Products.

    "Statement of Work" means a description of Professional Services attached to a Work Order which is made a part of this Agreement.

    "Support Service" The update and support services described at Exhibit A hereto.

    "Term" means the mutually agreed upon period of time over which this Agreement extends, as set forth in Article 10.

    "Toolkit(s)" means the Product(s) which permits user customization or extension of the application software and/or production of Developed Programs.

    "Training" means OSI units of professional training classes and training services, currently offered in OSI's Training Catalog or Registration Form, conducted by certified OSI trainers, and provided at OSI's offered locations or Sprint's site.

    "Vendor" means a third party which directly or indirectly provides software embedded in OSI Software or Vendor Software.

    "Vendor Software" means computer code, modules, programs, data files or rules listed as Vendor Software on the Price List or provided to Sprint by OSI as separately packaged software in connection with Services or otherwise.

    (*)

4.  Grant of License

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    4.1  General.  This Section sets forth the rights granted to Sprint for the
         Products. Vendor Software may be subject to additional license restrictions specified in licensing documents accompanying the Products. Except for Rulesets which are provided in NetExpert(R)'s 4GL programming language, Sprint will receive only an object code license for Products.

         (a) Right to Use. Subject to the terms of this Agreement, OSI hereby grants Sprint a perpetual, nonexclusive, transferable (only to Affiliates), right and license, without the right to sublicense, to install, copy, and use OSI and Vendor Software on its Authorized Computer and to use the Manuals and Deliverables other than OSI Software for that purpose. Subject to the terms of this Agreement, Sprint may also (1) modify rules and data files included in OSI Software, and (2) modify OSI Software, link, combine or otherwise operate OSI and Vendor Software with Sprint Software and use the resulting Combined Software solely for Sprint's business purposes. Use of OSI and Vendor Software on an Authorized Computer is limited to the number of processing units, concurrent users, concurrent processes, data volume or other license measurement criteria for which Sprint has paid the applicable fees. OSI reserves all rights not explicitly granted in this Agreement.

         (b) The use of OSI or Vendor Software greater than the quantity of licenses paid for by Sprint or any Affiliate is prohibited and any such use will be subject to additional license fee(s). Sprint represents and warrants that it will not use any of the licenses provided by OSI under this Agreement in any manner not strictly authorized by this Agreement.

    4.2 Toolkit(s). OSI hereby grants Sprint a perpetual, nonexclusive, transferable (only to Affiliates), license to modify the Toolkit(s) in order to create Developed Programs. To the extent a Developed Program contains all or any portion of OSI Software or Toolkit component, Sprint agrees that any sublicenses to the Developed Programs will contain terms and conditions at least as restrictive as those generally set forth in agreements which Sprint uses to protect its own property. Such Developed Programs will be Sprint's sole responsibility and are not covered by OSI's warranty or maintenance provisions. OSI shall retain all right, interest in, and title to, any OSI Software or Toolkit components contained in the Developed Programs, if any.

    4.3 Third Party License. If all or any part of a Product (or any updates, upgrades, or revisions thereto) delivered to Sprint under this Agreement has been licensed to OSI by a third party software supplier, excluding Vendor Software, then, notwithstanding anything to the contrary contained in this Agreement, Sprint is granted a sublicense to the third party software subject to terms and conditions no more restrictive than those contained in this Agreement.

    4.4 Term Limitations. The term of the license granted in Section 4 will continue until terminated under Section 10, but Support Services will only be provided under Exhibit A while Sprint has a fully paid current Support Services subscription.

    4.5 Intellectual Property. Products are copyrighted. Sprint will not sublicense Products and will not copy, alter, adapt, modify or make derivative works of Products except as expressly permitted by this Section. Products may contain processes and techniques that are protected by patents. No license to use these processes and techniques apart from the Products is granted. Sprint will not acquire any right to the trademarks or tradenames of OSI and its Vendors.

    4.6 Underlying Licenses. Sprint is responsible for obtaining valid licenses for all required third party software not supplied by OSI. A list of such software will be appended as Attachment A to the Agreement no later than 30 days after the effective date of this Agreement and may be amended from time to time as necessary to keep the list accurate. Such listed software is approved by OSI for Sprint use.

5.  Scope of Use

    5.1 Authorized Users. The rights granted under this Agreement extend to Sprint's employees, authorized agents, representatives, and subcontractors acting on behalf of Sprint in the course of Sprint's business.

    5.2 Back-up Copies. Sprint will have the right to make backup copies of the Products to the extent reasonably necessary only and exclusively for emergency and non-routine use of the Product by Sprint in an emergency and non-routine situation provided that all copyright, patent trademark and other proprietary notices on and in the Products are simultaneously copied. Sprint may use such back up copies only to the minimum extent necessary to maintain normal operations during the emergency or non-routine situation and must discontinue use of the back up copies as soon as the emergency or non-routine situation is normalized.

    5.3 Documentation Reproduction. Sprint may make, or have made on its behalf, a reasonable number of copies of the Product documentation and user manuals, which will be supplied to Sprint in the format and medium designated by Sprint.

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    5.4  Use Restrictions.  Sprint will use commercially reasonable efforts, which shall be no less stringent than those efforts Sprint uses to protect its own software or other similar property, to prevent the Products from being used in any manner that would enable any other person or entity to use the Products in violation of this Agreement. Except as provided in the Product documentation relating to Toolkit(s), Sprint is not authorized to modify, adapt, translate, or create derivative works based upon, in whole or in part any Products, or to reverse compile or disassemble the Product or otherwise attempt to derive the source code for or operation of OSI Software and Vendor Software, or to decode, de-encrypt or engineer around any authorization codes, lockout software or other security measures contained in the OSI Software. Sprint may use Toolkit(s) or Developed Program(s) only on computers which are operating one or more Products.

    5.5 Use of Products to Provide Services to Third Parties. Sprint will not use Products to provide network management or operations support services to any third party, whether on its own network, through its own network elements, on the network of a third party, through the network elements of a third party, or otherwise, without executing a network services agreement with OSI and complying with the terms of that agreement.

    5.6 Reservation of Rights, Third Party Beneficiaries. Except as set forth in this Agreement, OSI reserves to itself and Vendors all rights to engage in activities which, absent a grant of rights, would give rise to liability for infringement of intellectual or intangible property rights. Oracle Corporation is a third party beneficiary of this Agreement and may directly enforce its rights under this Agreement and in its intellectual property directly against Sprint. If Oracle Corporation cannot bring such a direct action under applicable law, Sprint will amend this Agreement to create a direct contractual relationship between Sprint and Oracle Corporation.

    5.7. Title. This Agreement does not grant Sprint title to, or rights of ownership in, the Products. All Products furnished by OSI, and all copies thereof made by or on behalf of Sprint, including any translations, compilations, and partial copies, and all patches, revisions, and updates thereto, are and shall remain the property of OSI or OSI's licensors, as applicable.

    5.8. Proprietary Markings. Sprint agrees not to remove or destroy any proprietary markings or proprietary legends placed on or contained within the Products or any related materials or documentation. Additionally, Sprint agrees to reproduce and include OSI's proprietary and copyright notices on any copies of the Products and related materials, or on any portion thereof, including reproduction of the international copyright notice.

6.  Relocation or Transfer

         Sprint will have the right to relocate or transfer the Products, either temporarily or permanently, to any CPU, system, and/or site, as the case may be, with notice of such relocation or transfer to OSI, and without any charge therefor. Sprint will need to provide notice to and obtain the requisite authorization codes from OSI before a transfer is affected. Sprint will not rent, license, sell or otherwise transfer any portion of the Products.

7.  Product Delivery.

    7.1 Installation and Control. Except as set forth in a Statement of Work, OSI has no responsibility for installing, testing, managing or controlling the Products.

    7.2 Acceptance. For Products on the Price List and any other Product not provided under a Statement of Work, the Product will be accepted if it performs materially as described in its Manual in effect at the time of delivery. Acceptance of Deliverables will be set forth in the applicable Statement of Work. Except as set forth in a Statement of Work, a Product will have been accepted if (a) Sprint fails to provide written notice within 45 days of delivery of non-acceptance to OSI detailing one or more reproducible nonconformities in sufficient detail for OSI to reproduce and analyze the nonconformity, or (b) if Sprint uses the Product for commercial purposes, including but not limited to managing its network or supporting its operations in any manner after that 45 day period. OSI will take commercially reasonable steps to remedy agreed nonconformities promptly after receiving notice from Sprint, and on delivery of the conforming Product, a new 45 day acceptance period will begin.

    7.3 OSI will deliver the Products to Sprint in accordance with the delivery terms and conditions set forth herein or as otherwise provided in the Schedule or Order. The Products licensed to Sprint under this Agreement will be packed and according to OSI standard practice F.O.B. Destination, to Sprint's receiving facility designated in the Schedule or Order. Sprint will be responsible for the payment of all freight, customs, duties, international freight forwarding and related charges applicable to the delivery of the Products to Sprint, provided OSI follows

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         the Transportation Routing Guide attached hereto. Risk of loss or damage to the Products shipped by OSI to Sprint will pass on delivery to Sprint's receiving facility designated in the Schedule or Order.

    7.4 Each shipment is a separate sale obligating Sprint to pay OSI whether the shipment fully or partially fulfills an Order. Sprint has 30 days from receipt to verify that all Products have been received. OSI will replace missing Products at no charge.

8. Invoicing and Compensation

    8.1. Expense Reimbursement.   OSI will be reimbursed, at reasonable and
         actual costs, for travel, living, and other expenses incurred under VPS or Training, and authorized by Sprint. Travel and living expenses will not be reimbursed unless they are in conformance with Sprint's Travel and Expense Reimbursement Policy attached hereto as Attachment B and incorporated herein.

    8.2. Taxes, Duties, and Fees. Sprint is responsible for any local, state, or federal sales, use, or other excise taxes imposed upon the fees to be paid by Sprint for the Products or Services provided Sprint by OSI under this Agreement. Such tax will be separately stated on the invoice and will be paid by Sprint in addition to the fees or other compensation owed OSI.

    8.3 Invoicing, Itemization, and Payment Procedures. All invoices must be materially in accordance with the invoice amounts and instructions provided herein, or as otherwise stated in the Order. OSI must maintain and submit, as applicable, itemized time records and expense reports with each invoice. Unless otherwise stated in the Order, undisputed amounts due OSI will be paid by Sprint within thirty (30) days of receipt of a proper invoice. A proper invoice is one that provides the following information: Order Number including Corp. Code; Accounting Information such as Cost Center, and Order Number (if applicable). Except as set forth in an Order for particular Professional Services, payment is due the later of 30 days after receipt of the invoice or the Installation Date. Disputed amounts will be paid, if owed, within thirty (30) days of resolution of the dispute. Amounts not paid when due will accrue interest at the lesser of 1.5% per month or the highest rate permitted by applicable law, and Sprint will reimburse OSI for all fees, costs and expenses (including attorneys' fees and court costs) incurred to collect such amounts. OSI agrees to invoice Sprint in accordance with the invoice instructions contained in this Agreement or as otherwise provided in the Order. Additionally, Sprint and OSI will work together in good faith to timely resolve any amounts disputed in good faith. Time is of the essence of this agreement to timely pay undisputed amounts and to timely resolve disputed amounts.

1. If an Order is priced on a time and materials basis with a not-to-exceed amount, OSI will use commercially reasonable efforts to complete the work described in the Order for that amount, and OSI will provide advance notice to Sprint if that work will not be completed for that amount. On receipt of that notice, Sprint may determine whether to continue the work or to accept the work in its then-current form and terminate further work under that Order.

    8.5 Partial Payment. Notwithstanding Section 7.2 of this Agreement, if Sprint has not fully paid a properly submitted OSI invoice within 60 calendar days of the acceptance date (as defined at Section 7.2 of this Agreement), and any portion of the software that is the subject of the invoice is being used by Sprint in any commercial or production environment, Sprint will pay no less than 50% of the then unpaid balance of the invoice, plus any applicable interest, by no later than 90 calendar days after the acceptance date ("90 day payment").

9.  Audits.

    9.1 With at least 30 days prior written notice, OSI may inspect, during regular business hours at Sprint's facilities, records to verify Sprint's proper use of and payment for all Products and Services. Sprint will keep records regarding its use of the Products in sufficient detail to permit that verification. If, following an audit, OSI determines that there has been an underpayment of any amounts due, OSI will invoice Sprint for and Sprint will pay the amount of the underpayment plus interest as provided in Section 2(d) from the date each payment was due. If the underpayment for items under any Order was more than five percent of the amount actually due, OSI will also invoice Sprint for and Sprint will also pay OSI's inspection expenses. Audits will be conducted no more frequently than once annually.

    9.2 OSI will maintain all records pertaining to this Agreement for a period of two (2) years after Sprint's final payment of all amounts due hereunder. Sprint may audit, copy and inspect OSI's records related to this Agreement to verify OSI's compliance with the terms of this Agreement. All audits will be conducted at OSI's business premises during OSI's regular business hours during the term of this Agreement for the two years described above. Audits will be conducted no more frequently than once annually.


10. Term And Termination

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    10.1   Term.  This Agreement will be effective as of the Effective Date and continue thereafter for a period three (3) calendar years following the Effective Date (the "Term") and will automatically renew for successive one year terms thereafter except that after expiration of the initial three year term, either party may terminate this Agreement upon 90 days prior written notice to the other party. The terms of this Agreement will continue in effect for any Order that is outstanding at the time of termination under this Agreement or expiration of the Term.

    10.2. Termination by Sprint. Sprint may terminate this Agreement, the Order, or any license hereunder at any time, without liability (except Sprint shall be immediately liable for payment of any undisputed invoices and any charges for services actually performed prior and up to the date of termination), upon 90 days' prior written notice thereof to OSI.

    10.3. Termination for Breach. Each party has the right to terminate this Agreement if the other party commits any material breach of this Agreement and fails to remedy such breach within thirty (30) days after written notice of such breach. If OSI terminates any license for a material breach of this Agreement, Sprint will immediately destroy or return to OSI all copies of the Product then in its possession or under its control and Sprint will have no continuing rights to that Product, whether alone or as part of Combined Software.

    10.4. Termination Upon OSI Merger or Sale. This Agreement and the Order may be terminated upon Sprint's reasonable request without penalty if there is any merger, consolidation, or sale of all of the assets of OSI, or upon any other material change in control or ownership of OSI. OSI must give Sprint no less than thirty (30) days' written notice of any material change in control or ownership of OSI.

    10.5 OSI or Sprint may terminate by notice if the other party becomes insolvent, bankrupt or makes an assignment for the benefit of creditors.

    10.6. Return of Sprint-Owned Property. Upon termination of this Agreement or the Order, OSI must, within thirty (30) days, return all Sprint-Owned Property (as such term is defined in Article 11).

    10.7 Survival. On expiration of the Term or termination of this Agreement for any reason, the obligations of Sprint to pay amounts owed to OSI and to discharge any liability incurred before expiration or termination will survive.

11.  Ownership

    11.1 Sprint-Owned Property. All equipment, materials, drawings, software, or data of every description that OSI receives directly or indirectly from Sprint or from a third party on behalf of Sprint, is the property of Sprint ("Sprint-Owned"). All Sprint-Owned Property must be marked as such by Sprint, and such marked property must be returned to Sprint upon Sprint's request, or upon the termination or expiration of this Agreement, whichever is earlier. Sprint-Owned Property will only be used in OSI's performance of this Agreement. Sprint may inspect any directly associated and non-proprietary agreements and records, including invoices, by which OSI acquires possession of Sprint-Owned Property.

    11.2 Work-for Hire. OSI must promptly disclose and assign to Sprint all intellectual property rights to Rulesets generated, conceived or developed through VPS under this Agreement ("VPS Rulesets"), including but not limited to Proprietary Information, inventions conceived or reduced to practice in the VPS Rulesets as a result of this Agreement and any resulting patents based strictly upon the VPS Rulesets. Any works of authorship in any form of expression, including but not limited to manuals and software developed, in the form of VPS Rulesets under this Agreement, are works for hire and belong exclusively to Sprint. If, by operation of law, the ownership of such works for hire do not automatically vest in Sprint, then OSI will take necessary steps to assign ownership of such works to Sprint. OSI will provide reasonable assistance to Sprint to secure intellectual property protection of VPS Rulesets, including but not limited to assistance in the preparation and filing of any directly related patent applications, copyright registrations, and the execution of all applications, assignments or other instruments for perfection of protection or title. OSI will pay its employees any compensation due in connection with the assignment of any intellectual property or invention directly related to the VPS Rulesets. OSI warrants to Sprint that OSI's employees are subject to agreements which will secure Sprint's rights under this section.

    11.3 License to Use Prior OSI-Owned Works. OSI grants to Sprint a fully paid-up, United States wide, non-exclusive license to utilize any work previously owned by OSI but delivered to Sprint within VPS Rulesets under Section 11.2 of this Agreement in any manner and in all media now known or later conceived or created.

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    11.4 OSI Property.  All right, title and interest to copyrights, trade secrets, patents and other intellectual property rights (1) in the Products will remain the exclusive property of OSI and its Vendors, as applicable, and (2) in Sprint Software will remain the exclusive property of Sprint. For Combined Software, the parties will each retain full and exclusive rights to those portions of their respective software that are incorporated into the Combined Software. Combined Software will not be a joint work, and upon termination of the License to any Product included in Combined Software, Sprint's right to use that Product even as part of Combined Software will terminate.

12.   Safety

    12.1 OSHA. OSI and Sprint will comply with all Occupational Safety & Health Act (OSHA) regulations and all other applicable federal, state, and local rules and regulations that may apply to performance of the technical support services required under this Agreement. OSI must promptly notify Sprint by telephone (followed by written confirmation within twenty-four (24) hours) of any product or material used in providing technical support services that OSI is actually aware of that fails to comply with any applicable safety rules or standards of any government agencies (including the Environmental Protection Agency) or that contains a defect which could present a substantial risk to the public health or of injury to the public or the environment.

    12.2. Injury Prevention. If OSI's work under this Agreement involves performance on Sprint's or its customers' premises, OSI must take necessary precautions to prevent injury to persons or property during the work and adhere to security procedures of Sprint or its customers.

    12.3. Weapons Prohibition. OSI is prohibited from carrying weapons or ammunition onto Sprint's premises or using or carrying weapons while performing work on Sprint's behalf or attending Sprint-sponsored activities. OSI further agrees to comply with any postings or notices located at Sprint's premises regarding safety, security, or weapons.

13. OSI Warranties

    OSI warrants to Sprint the following:

    13.1. Services Warranty. Each OSI employee, subcontractor, or agent assigned by OSI to render Support Service, Training, or VPS under this Agreement has the proper expertise, skills, training, and professional education to perform the services required under this Agreement in a professional manner and consistent with applicable industry standards.

    13.2. Product Warranty. For twelve (12) months from the date of NetExpert Framework Product delivery, for 90 days after a delivery of OSI Software not provided under a Statement of Work and, for OSI Software provided under a Statement of Work, 90 days after acceptance as defined in the Statement of Work, the Products will materially conform to the description, definition, specification, and functional requirements set forth in the Statement of Work or OSI's user documentation provided to Sprint with the Products delivered hereunder. OSI will, at its own expense, and in material conformance with OSI's technical support requirements contained in this Agreement and the Order, promptly correct all such material nonconformities in the Products reported by Sprint during the applicable warranty period set forth herein, even if the period to perform those corrections extends beyond the applicable warranty period.

    13.3. Media Warranty. All tapes, diskettes, or other media delivered to Sprint by OSI under this Agreement will be free of defects in materials and workmanship under normal use for a period of ninety
           (90) days following OSI's delivery of same. During the ninety (90) day period, Sprint may return the defective media to OSI, and it will be promptly replaced by OSI without charge to Sprint.

    13.4. Virus Warranty. The Products delivered to Sprint under this Agreement will be free from any viruses at the time the Products are delivered to Sprint, and will be free from disabling programming codes, instructions, or other such items that may interfere with or adversely affect Sprint's permitted use of the Product. Products may contain authorization codes, to restrict their operation to properly licensed uses.

    13.5. Non-Infringement Warranty. OSI has the full power and authority to grant the license granted Sprint under this Agreement with respect to the Products, and neither the license to nor use by Sprint of the Products, as permitted under this Agreement, will in any way constitute an infringement or other violation of any copyright, patent, trade secret, trademark, nondisclosure, or any other intellectual property right of any third party. The Products licensed under this Agreement will be free and clear of all liens and encumbrances.

    13.6. OSI Personnel Warranty. To the best of OSI's knowledge, after investigation, neither OSI nor its personnel performing services under this Agreement has any existing obligation that would violate or infringe upon the rights of third parties, including property, contractual, employment, trademark, trade secrets, copyright, patent, proprietary information and non-disclosure rights, that might affect OSI's ability to fulfill its obligations under this Agreement.

    13.7. Warranty Term. Any warranty term specified in this Agreement will commence upon delivery of the Products and will continue uninterrupted thereafter for the duration of the term specified.

    13.8. Year 2000 Warranty. Through December 31, 2001 OSI warrants that the occurrence in, or use by, the Product (and any hardware or firmware product(s) delivered by OSI to Sprint) of dates after January 1, 2000 A.D., including dates and leap years between the twentieth and twenty-first centuries ("Millennial Dates"), will not adversely affect the Product's performance. The Product (and any hardware or firmware product(s) delivered by OSI to Sprint) will without error or omission, create, receive, store, process and output (collectively, "Compute") information related to Millennial Dates. This warranty includes, without limitation, that the Product will accurately, and without performance degradation, Compute Millennial Dates, date-dependent data, date-related interfaces, or other date-related functions (including, without limitation, calculating, comparing, and sequencing such functions.) OSI Software will include Year 2000 capabilities such that in the normal operation of OSI Software: (1) values for current dates before, during and after the Year 2000 will not cause interruptions in normal operation, except that because of UNIX limitations, current dates greater than or equal to 2038 cannot be supported on 32 bit machines, or 64 bit machines using 32 bit dates, (2) manipulations of date-related data will produce desired results before, during and after the year 2000 and management of stored dates greater than or equal to 2038 will not cause problems on 32 bit machines, (3) date elements in interfaces and data storage will permit specification of century to eliminate date ambiguity, (4) for any date element represented without century, two digit years greater than or equal to 69 will convert to 19xx and two digit years less than 69 will convert to 20xx, and (5) leap years will be properly processed and recognized. No warranty is provided for any date related problems caused by Vendor Software, or by any other software or any hardware connected to OSI Software. At Sprint's request, OSI will provide written evidence sufficient to demonstrate adequate testing and conversion of the Product to meet the foregoing requirements.

    13.9 Modifications and Vendor Software. OSI makes no warranty as to any portion of OSI Software that is modified, altered or combined with any other software, such as Rulesets, by any party other than OSI or OSI's authorized agents, and as to any of the related Manual provisions, or as to any of the Vendor Software and related Manuals. On request, OSI will transfer to Sprint any assignable warranties that OSI receives from Vendors for Vendor Software. OSI will cooperate with Sprint to obtain warranty service for Vendor Software for which OSI has retained warranty ownership.

    13.10 Pre-Release OSI Software. Pre-Release OSI Software (such as "alpha" or "beta" versions of new or existing OSI Software) may be provided in OSI's discretion to Sprint solely as an accommodation for its evaluation, comment and familiarization. Pre-Release OSI Software is provided without warranty of any nature. In particular, Pre-Release OSI Software may contain bugs and inoperable features that may not be corrected by OSI, and OSI may change Pre-Release OSI Software significantly prior to commercial release, or even not produce a commercial product based on Pre-Release OSI Software.

    13.11 Warranty Limitations. SECTION 13 CONTAINS THE EXCLUSIVE WARRANTIES FOR PRODUCTS AND SERVICES. EXCEPT FOR THOSE WARRANTIES, PRODUCTS AND SERVICES ARE PROVIDED "AS-IS." NO OTHER WARRANTY, ORAL OR WRITTEN, IS EXPRESSED OR IMPLIED. OSI DOES NOT WARRANT THAT (1) ANY PRODUCT OR SERVICE WILL MEET SPRINT'S REQUIREMENTS, (2) THE PRODUCTS WILL PERFORM IN EVERY OPERATING ENVIRONMENT, (3) THE OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE, OR (4) ANY DEFECT OR MALFUNCTION IN THE PRODUCTS OR SERVICES IS CORRECTABLE OR WILL BE CORRECTED. OSI SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. The warranties provided in this Section 13 will not apply to, and OSI will have no warranty obligation with respect to, any defect or malfunction (1) resulting from (A) improper modification or use by Sprint, (B) hardware, software, interfacing or supplies other than those provided by OSI in the form provided by OSI, or (C) any cause other than ordinary or authorized use or (2) for which OSI (A) is unable to reproduce the nonconformity, (B) is not provided with a description of the parameters, procedures or conditions which generate the problem in sufficient detail to permit isolating the code which causes the problem or (C) is not provided with all data files, rules, Sprint Software and system access required to reproduce and analyze the problem.

    13.12 Exclusive Remedies. Sprint's sole remedy for a breach of the limited warranty in Section 13.2 will be for OSI to use commercially reasonable efforts to restore the Products to materially conforming condition under the terms of Exhibit A, or if OSI is unable after such efforts to so restore the Products, then for Sprint to obtain a full refund upon return of those Products to OSI.

    13.13 Non-Standard Uses. Products are designed for standard commercial applications such as communications networks and are not intended for planning, construction, maintenance or direct operation of critical systems or facilities, such as aircraft control systems and nuclear or hazardous waste facilities. Sprint will not use Products for non-standard applications without OSI's prior consent, which will require additional contractual safeguards. If Sprint uses Products in a non-standard application, it will be solely liable for the use and will indemnify and hold OSI harmless from all loss, damage, expense or liability in connection with that use.

    13.14 Time to Bring Claim. No action will be brought against either party more than 2 years after the cause of action first arises.

14. Period of Assured Availability. Training, Support Service and VPS described in this Agreement and the Schedule hereto, will be available as follows:

    14.1 Training: for the current major release only (training on prior releases is available on a customized basis.)
    (*)

    14.3 VPS: this is available on a case-by-case time and materials basis at any time.

    14.4 Product Releases:

         (a) A "major release" means the release of an OSI product where, if the product version number is designated by w.x.y.z. the digit represented by "w" or by the "x" is changed to one or more digits higher;
         (b) A "maintenance release" means the release of an OSI product where, if the product version number is designated by w.x.y.z. the digit represented by "y" or by the "z" is changed to one or more digits higher.

15. Default

    In the event of any breach of this Agreement or the Schedule, or Order hereto, by either party, the other party agrees to give the breaching party written notice identifying such breach with specificity. The breaching party will then have thirty (30) days to cure the breach. Failure to substantially cure any such breach will constitute a default hereunder. No default under this Agreement or the Schedule, or Order hereto, will constitute a default under any other agreement, license, or schedule between the parties.

16. Remedies

    The rights and remedies of the parties as set forth in this Agreement are in addition to any other rights and remedies available to the parties in law or in equity. Unless otherwise expressly provided herein or in the Schedule, or Order hereto, all remedies available to either party are cumulative and may be exercised concurrently or separately. The exercise of any one remedy will not be deemed an election of such remedy to the exclusion of other remedies. If either party is required to seek enforcement of any provision of this Agreement, the prevailing party in any legal action or proceeding will be entitled to recover its reasonable attorney's fees and litigation costs and expenses in addition to any other relief offered.

17. Liability And Indemnification

    17.1 (a) This indemnity section 17.1 applies only to OSI's provision of professional services to Sprint and not to any OSI software or other OSI Products, including but not limited to, the mechanical, electronic or digital operation of any OSI Software or other OSI Products, whatsoever.


          (c) Sprint shall promptly notify OSI of any claim or suit asserted against Sprint under this Section 17.1 and provide all information and assistance reasonably requested by OSI in connection with the claim or suit. Sprint shall permit OSI, at OSI's expense, to assume sole authority to conduct the trial or settlement of the claim or suit and any negotiations related to it. Sprint agrees that it will not unilaterally settle any claim for which OSI may be liable under this
          Section 17.1, or otherwise, without prior written consent of the General Counsel or managing attorney of OSI unless Sprint releases OSI from OSI's obligations to Sprint under this Section 17.1 with regard to the entire claim unilaterally settled by Sprint.

    17.2  Infringement Indemnification

    (*)

          17.2.1  Indemnification by OSI.

                  (a) So long as Sprint complies with the terms of Sections 4 and 5 of this Agreement, OSI will defend Sprint against any claims, and indemnify and hold Sprint harmless against any judgments, directly or indirectly resulting from a claimed infringement or violation of any copyright, patent, trademark or misappropriation of trade secret, or other intellectual property right with respect to OSI Software. OSI will have no liability for any such claims or judgments based on (i) the actions of Sprint, its employees or agents, (ii) use of a version, modification or adaptation of OSI Software, if the infringement would have been avoided by the use of a the current unaltered release of OSI Software, (iii) use of Combined Software, if OSI Software operated independent of the Combined Software is not the cause of the infringement, or (iv) use of OSI Software in combination with any computer software, hardware or data not delivered in that combination by OSI.
                  (b)  On receiving notice of a claimed infringement, OSI may
                       (a) settle on terms that permit continued use of OSI Software, (b) discontinue distribution of the OSI Software that is the cause of the claim and provide a reasonable substitute for that OSI Software, (c) modify OSI Software to be non-infringing, or (d) if the foregoing remedies are not reasonably available, grant Sprint a credit for the depreciated value of the relevant portion of OSI Software (based on a 60 month life beginning on the date of delivery to Sprint) and accept its return.
                  (c) This Section provides Sprint's sole and exclusive remedy against OSI for infringement of patents, copyrights or other intellectual property rights.

          17.2.2 Indemnification by Sprint. Sprint will defend OSI and its Vendors against any claims, and indemnify and hold OSI and its Vendors harmless against any judgments, directly or indirectly resulting from any claimed infringement or violation of any copyright, patent or other intellectual property right with respect to Products to the extent that Sprint Software or any of the acts described in Section 17.2.1 (i) through (iv) is the cause of the claimed infringement or violation.

          17.2.3 Cooperation. Notwithstanding the above, an indemnifying party is under no obligation to defend or indemnify another party unless: (1) the indemnifying party has been promptly notified of the claim or suit and furnished with a copy of each pleading, communication, notice and other action relating to the claim or suit; (2) the indemnified party permits the indemnifying party, at the indemnifying party's expense, to assume sole authority to conduct the trial or settlement of the claim or suit and any negotiations related to it; and (3) the indemnified party promptly provides all information and assistance reasonably requested by the indemnifying party in connection with the claim or suit.

    17.3. Election of Remedy. If Sprint's license to or use of the Product, or Support Service or Training, or VPS, as permitted under this Agreement, is enjoined, OSI must, at OSI's expense, perform the following in the order presented:

          a) procure for Sprint and its customers the continued right to use the Product, or Support Service, or Training, or VPS, as permitted herein; or

          b) replace the Product, or Support Service, or Training, or VPS with equivalent non-infringing Product, or Support Service, or Training, or VPS; or

          c) modify the Product, or Support Service, or Training, or VPS so they become non-infringing; or

          d) remove the Product or discontinue Support Service, or Training, or VPS and grant Sprint a refund or credit at Sprint's option for the depreciated value of the relevant portion of OSI Software (*) and accept its return.

    17.4. No Special Damages. Except for the indemnity provisions of this Agreement neither party will be liable to the other for lost data, revenue profits, savings, or for special, indirect, or consequential loss or damage, whether or not such loss or damage is caused by the fault or negligence of that party, its employees, agents, or subcontractors.

    17.5. Survival of Indemnity. The indemnity obligations under this Article 17 will survive any expiration or termination of this Agreement or the Schedule, or Order hereunder.

18. Liability Limitation

    NEITHER PARTY WILL BE LIABLE FOR DAMAGES IN EXCESS OF THE AMOUNTS PAID FOR THE PRODUCTS OR SERVICES THAT ARE THE SUBJECT OF THE CLAIM. (*) THIS LIMITATION WILL (1) APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER CONTRACT OR TORT, INCLUDING NEGLIGENCE AND STRICT LIABILITY, AND (2) NOT APPLY TO INDEMNITY UNDER SECTION 17 OR TO LIABILITY FOR REAL

    PROPERTY DAMAGE, DEATH OR BODILY INJURY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SPRINT OR OSI OR OSI'S VENDORS.

19. Future Assurances

    In conjunction with a distribution of the source code escrow described in
    Article 20, OSI hereby grants to Sprint a personal, non-exclusive, non-transferable and conditional license to use, modify, and enhance the released source code of the software licensed by Sprint only as absolutely necessary to continue the benefits afforded to Sprint under this Agreement and only under the restrictions set forth in Article 20, and OSI agrees that the rights and licenses granted to Sprint herein: (i) are fully performed,
    (ii) are not of an executory nature, (iii) will not be subject to rejection under Title 11, Section 365 (a) of the United States Code, or any replacement provision therefor, and (iv) will be deemed to be, for purposes of Title 11, Section 365(n) of the United States Code, or any replacement provision therefor, licenses to rights to use "intellectual property" as defined therein.


20. Source Code Escrow

    20.1. Deposit  of Product.

          Within thirty (30) days of OSI's receipt of Sprint's payment for each item of OSI Software encompassed by this Agreement, OSI will, at OSI's sole expense, deposit the source code for each item of OSI Software for which OSI is in receipt of payment ("deposit materials") with the independent escrow agent Data Securities International, Inc. ("DSI") pursuant to a written escrow agreement signed by Sprint and OSI and consistent with the terms of this Agreement ("escrow agreement"). Additionally, so long as Sprint is in substantial compliance with the terms of this Agreement, OSI will deposit the source code of any updates, upgrades, or other revisions of the deposit materials (collectively "update" or "updates") for which Sprint then has a current and fully paid up subscription for maintenance and support services within 60 calendar days of the release of the update. OSI has complete and sole discretion regarding if and when it releases any updates. OSI shall deposit the updates with the escrow agent pursuant to the escrow agreement.

          20.1.1 The escrow agent will give Sprint and OSI written notice of any deposit by OSI and any failure by OSI to pay any escrow fees and expenses. At Sprint's request and expense, the escrow agent will also certify that the deposit meets the technical requirements set forth in the escrow agreement, including tests of the deposited Product. The source code delivered to the escrow agent will be in a form suitable for reproduction by Sprint. Each source code deposit will comprise: (i) the full source code language statement, (ii) all third-party software used in support and maintenance or enhancement of the deposited Product, (iii) the complete Product, maintenance, and support documentation, and(iv) all other materials necessary to maintain, modify, or enhance the deposited Software Product without the assistance of OSI or the reference to any other material.

    20.2. Release of Deposit.

          The escrow agreement described in this Article 20 will provide that on the happening of any of the following events, Sprint will give written notice to OSI and the escrow agent, specifying the event. Unless within 7 working days of OSI's receipt of the notice OSI files with the escrow agent its affidavit executed by a responsible executive officer stating that no such event has occurred or that the event has been cured, then OSI or the escrow agent will thereupon promptly deliver to Sprint the portions of the deposit materials and updates that Sprint certifies in writing to the escrow agent are critical to Sprint's continued use of the OSI Software encompassed by this Agreement.

          a) OSI is unable or unwilling to materially correct, within 30 calendar days of OSI notice thereof, any defect which prevents the Product from functioning in accordance with OSI's specifications.

          b) OSI materially breaches the Support Services Agreement attached to this Agreement and the breach is not cured within 30 calendar days of OSI's receipt of written notice from Sprint specifying the breach with particularity.

          c) OSI materially breaches any obligation it has under this Agreement to pay the escrow fees or expenses required under the source code escrow agreement between the parties.

          d) Any sale, assignment, or other transfer of OSI's rights to the OSI software encompassed by the deposit material and the updates, without the prior written consent of Sprint, which consent will not unreasonably be withheld, if such transfer would prevent OSI from discharging its obligations under this Agreement.

          e) OSI makes a general assignment for the benefit of creditors, or becomes the subject of a voluntary or involuntary petition in bankruptcy and the bankruptcy proceeding is not dismissed or discharged within 90 calendar days of the filing of the bankruptcy action, or if a receiver, trustee, or custodian is appointed for

              OSI's business and such appointment is not vacated, dissolved or terminated within 90 calendar days of the appointment, or if OSI has wound up or liquidated its business.

     20.3 Restrictions. The parties agree and confirm that during any period of time in which the deposit materials or the upgrades, and each of them (collectively "the released materials"), is in the possession of Sprint, the released materials shall (a) be used only by Sprint according to the terms of this Agreement , (b) not be duplicated and sold or licensed to any third party or marketed in any manner (c) not be transmitted, assigned or transferred to any third party in any manner and any such transmittal, assignment or transferal shall be void.

     20.4 Return of Deposit Materials and Updates. The parties agree and confirm that Sprint will use any deposit materials and updates released under this Agreement only for the minimum period of time necessary to obtain the benefits afforded Sprint under this Agreement and that as soon as Sprint's possession of any item of the deposit materials and updates is no longer necessary for that purpose, Sprint will return that item, in full, to the escrow agent. For any release of the deposit materials and updates based upon any breach of any OSI obligation under this Agreement, the parties agree and confirm that OSI shall have the right to cure the breach specified in the notice required at Section 20.2 above and that Sprint shall return any such deposit materials and updates to the escrow agent promptly upon OSI's cure of such breach.

     20.5 Ownership. The parties agree and confirm that the ownership of the deposit materials and updates at all times belongs solely to OSI and that any release to Sprint of the materials and updates is only made as an accommodation to Sprint and shall not be deemed to vest in Sprint any ownership of, or ownership interest in, the deposit materials and updates, whatsoever.

21.  Employment Practices

     21.1. Compliance with Laws. OSI and Sprint must comply with laws, regulations, and orders relating to equal employment opportunity, workers' compensation, unemployment compensation, and FICA.

     21.2. Independent Contractors. OSI, its subcontractors, employees, or agents are independent contractors for all purposes and at all times. OSI has the responsibility for, and control over, the means and details of performing the technical support services, subject to Sprint's inspection. OSI will provide all training, hiring, supervising, hours of work, work policies and procedures, work rules, compensation, payment for expenses, and discipline and termination of its employees.

     21.3. Sprint and OSI Agents. Neither Party will incur any responsibility or obligation to employees, agents, subcontractors, or other parties utilized by the other party to perform the obligations set forth in this Agreement. Such person or parties will, at all times, remain employees, agents, or subcontractors (whichever is applicable) of the party using them.

     21.4. Payment of Wages. Each party is solely responsible for payment of wages, salaries, fringe benefits and other compensation of, or claimed by, its ' employees including, without limitation, contributions to any employee benefit, medical, or savings plan, and is responsible for all payroll taxes including, without limitation, the withholding and payment of all federal, state, and local income taxes, FICA, unemployment taxes, and all other payroll taxes. Each party is also solely responsible for compliance with applicable Workers' Compensation laws with respect to maintenance of workers' compensation coverage on its ' employees. Each party will indemnify and defend the other from all claims by any person, government, or agency relating to payment of taxes and benefits, including without limitation, any penalties and interest which may be assessed against Sprint. Each party will similarly indemnify and defend the other party from all claims by any person or governmental agency which arise directly or indirectly from any failure by the party to comply with applicable Workers' Compensation laws with respect to maintenance of Workers' Compensation coverage on its ' employees.

     21.5. Removal of OSI Employees or Agents. If Sprint determines that a OSI-provided employee, agent, or subcontractor is not providing satisfactory service, Sprint will advise OSI in writing of such concern and may recommend, with a detailed explanation in writing, to OSI to remove that individual or subcontractor. Sprint will only pay for work actually performed by the removed individual or subcontractor prior to OSI's receipt of Sprint's notice for removal, and not for transportation or per diem costs associated with replacing the individual. OSI will submit additional resumes to Sprint for purposes of soliciting Sprint's recommendations for filling a vacancy at no additional charge to Sprint. If Sprint has not replied in writing within 5 work days of the submission of the resumes, Sprint will be deemed to have waived its right to comment on the resumes and have any role in the decision on the replacement.

     21.6. Compliance With Agreement. OSI will require its employees, agents, and subcontractors to comply with the terms and conditions of this Agreement. Sprint will require its Affiliates, employees, agents, and subcontractors to comply with the terms and conditions of this Agreement.

22. Proprietary Information

     22.1. General. OSI acknowledges that while performing its obligations under this Agreement it may have access to trade secrets owned by Sprint including, but not limited to, Sprint products, planned products, service or planned service, vendors, customers, prospective customers, data, financial information, computer software, processes, methods, inventions, marketing promotions, discoveries, current or planned activities, research, development, or other information relating to Sprint's business activities or operations or those of its customers or vendors. Sprint acknowledges that it may have access to OSI information which includes all nonpublic aspects of the Products and Vendor Software, including programs, methods of processing, program design and structure, the interaction and unique programming techniques employed, their screen formats and performance data and test results. It also includes the nonpublic plans of OSI and Vendors for new products and services, product improvements and marketing strategies (collectively the "Proprietary Information").

     22.2. Proprietary Rights. All aspects of OSI Products and Vendor Software, and all of the Proprietary Information (1) remain the exclusive property of OSI or its Vendors, or Sprint, as identified above (2) may not be used except as permitted by this Agreement, and (3) may not be disclosed or otherwise communicated by either party, directly or indirectly, to anyone except as permitted by this Agreement.

     22.3. Confidentiality. This Agreement creates a confidential relationship between Sprint and OSI. Each party will keep Proprietary Information confidential and, except as authorized in writing, may only use Proprietary Information to perform the obligations required under this Agreement, may only make copies as necessary for performing its obligations under this Agreement, and not disclose the Proprietary Information except to those employees, agents and advisors who (1) have a need to know the same, and (2) are bound by law or have agreed in writing to maintain the Information in confidence. Upon cessation of work, or upon termination or expiration of this Agreement, or earlier upon request, each party will return all documents and other materials in its control that contain or relate to Proprietary Information to the other party. If a party discovers Information has been improperly used, disseminated or published, it will immediately notify the other party and take all reasonable actions to minimize the impact of the disclosure.

     22.4 Excluded Information. Even if marked as confidential, the obligations in Section 22.1 will not apply to Information generally available to or known to the public, known by the receiving party without obligation of confidentiality before the negotiations leading to this Agreement, independently developed by the receiving party outside the scope of this Agreement, lawfully disclosed to the receiving party without restriction by a third party having the right to make the disclosure or required to be publicly disclosed to a tribunal. In the case of required disclosures to tribunals, the receiving party will promptly notify the other party of the proceeding and fully assist the disclosing party to obtain protective orders maintaining the confidentiality of the Information.

     22.5. Non-Disclosure Agreements. As of the Effective Date, OSI has entered into signed non-disclosure agreements with its employees, agents, or subcontractors on terms and conditions as least as restrictive as those contained in this Article 22.

     22.6. Injunctive Relief. OSI and Sprint acknowledge that disclosure of Proprietary Information will cause irreparable injury that is inadequately compensable in monetary damages. Accordingly, Sprint or OSI may seek and will be entitled to injunctive relief in any court of competent jurisdiction for the breach or threatened breach of this
           Article 22, in addition to any other remedies available in law or equity.

23.  Nondisclosure

     Any restrictions prohibiting disclosure of Product or related documentation to third parties will not prohibit Sprint from disclosing such to its agents, representatives, and subcontractors in the course of its business under written terms and conditions no less restrictive than those contained in this Agreement.

24.  Support Subcontracts

     OSI will remain fully liable for the work performed by, and for the acts and omissions of, OSI's authorized subcontractors that work under the supervision and control of OSI.

25.  Federal Requirements

     25.1. Federal Acquisition Requirements. If Sprint or the federal government determines that this Agreement supports specific requirements included in a Sprint contract or subcontract with the federal government, OSI, by its acceptance and if applicable, will comply with certain federal procurement regulations contained in Sprint's contract or subcontract. OSI will be subject only to federal procurement regulations that must be included in all subcontracts as a matter of law.

     25.2. Subcontracting Opportunities. If required by a federal government contract and applicable to the product and services provided by OSI, OSI will agree to an accounting of dollars that are subcontracted to firms that are Small Businesses under Small Disadvantaged Businesses, or Women-Owned Businesses under Small Business Administration regulations for that particular procurement. Sprint agrees to notify OSI in advance of any such requirement and its intent to use our products in support of a U.S. federal government contract or procurement. These dollars will be reported in writing to the following address:

           Small Business Coordinator
           Sprint
           903 E. 104th Street
           Kansas City, MO  64131

     25.3. U.S. Government End Users ("Government"). The Product and its related documentation are provided with "Restricted Rights". Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (C)(1)(ii) of The Rights in Technical Data and Computer Software clause at 252.227-7013 of the DOD FAR Supplement, or FAR clause 52.227-19 entitled Commercial Computer Software-Restricted Rights, as applicable. Unpublished-All Rights Reserved Under the Copyright Laws of the United States. Manufacturer/Contractor is OSI, Address, City, State Zip.

26.  Insurance

     OSI will obtain and maintain, during the term of this Agreement, with financially reputable insurers that are licensed to do business in all jurisdictions where work is performed and that are reasonably acceptable to Sprint, not less than the insurance described below:

     26.1. Workers' Compensation. Workers' Compensation as required under any Workers' Compensation or similar law in the jurisdiction where work is performed, with an Employer's Liability limit of not less than $500,000 per accident.

     26.2. Commercial General Liability. Commercial General Liability, including coverage for Contractual Liability and Products/Completed Operations Liability, with a limit of not less than $1,000,000 combined single limit per occurrence for bodily injury, personal injury, and property damage liability, naming Sprint as an additional insured.

     26.3. Business Auto Insurance. Business Auto Insurance covering the ownership, maintenance, or use of any owned, non-owned, or hired automobile with a limit of not less than $1,000,000 combined single limit per accident for bodily injury and property damage liability, naming Sprint as an additional insured.

     26.4. Property Insurance. "All Risk" Property Insurance covering not less than the full replacement cost of OSI's and subcontractor's, if any, personal property while on a Sprint work location.

     26.5. Certificates of Insurance. OSI must, as a material condition of this Agreement, and prior to commencement of any work and to any renewal of insurance, deliver to Sprint a certificate of insurance, satisfactory in form and content to Sprint, evidencing that the above insurance is in force and will not be canceled or materially altered without giving Sprint thirty (30) days' prior written notice thereof.

     26.6. No Limit of Liability. Nothing contained in this Article 26 limits OSI's liability to Sprint to the limits of insurance certified or carried.

27.  Notices

     Communications relating to this Agreement, except for delivery or invoicing instructions set forth in the Order, must be identified by the contract number and schedule number, if applicable, and communicated by certified mail, return receipt requested, telex, facsimile, e-mail or overnight mail to the addresses set forth below, or such other addresses as may be later designated by written notice of the parties. The communication is effective on the date received unless otherwise stated in the communication.

     Sprint:                           OSI:
     Procurement Operations
     Director
     903 E. 104th Street
     Kansas City, MO 64131
     MOKCMW0609
     (816) 854-7358
     (816) 854-7018



28.  Arbitration

     28.1. Arbitration. Except for Sections 13.5 and 17.2 hereof, any dispute arising out of or relating to this Agreement, including any issues relating to arbitrability or the scope of this arbitrability clause, will be finally settled by an arbitration panel of three arbitrators in accordance with the rules of the American Arbitration Association applying the substantive law of Kansas without regard to any conflict of laws provision. Each party will pick one arbitrator and the two arbitrators thus appointed shall jointly select a third arbitrator that is substantially familiar with the telecommunications and software industries. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Section 1, et seq., and judgment upon the award rendered by the arbitrators may be entered by any court of competent jurisdiction. The arbitration will be held in the Kansas City metropolitan area and the decision of the arbitrator(s) will be in writing, stating with specificity their decision and the explanation therefore. The arbitrators are not empowered to award damages in excess of compensatory damages, and each party waives any damages in excess of compensatory damages.

     28.2. Exception. Notwithstanding the foregoing, either OSI or Sprint may bring a claim for injunctive relief as provided in Section 22.5 in any court of competent jurisdiction without first submitting the claim to arbitration.

     28.3. Continuing Performance. The parties agree to continue performance during the pendency of any dispute, unless the Agreement is terminated.

     28.4. Limitation of Claims. Claims made by OSI may only be brought against the Affiliate that issued the Order giving rise to the claim. No claim may be brought against OSI more than two years after cause of action first arises.

29.  Support Service

     29.1 Services. Exhibit A contains the terms upon which OSI will provide Support Services at rates set forth in the Schedule. Professional Services will be provided by OSI to Sprint under Orders containing Statements of Work entered into by the parties under and made part of this Agreement.

     29.2 Training. Except as set forth in an Order or other Exhibit to this Agreement, OSI and Vendor training will be at fees set forth in the Schedule and subject to the provider's cancellation policies also set forth in the Schedule.

     29.3  Modifications and Cancellation.

           a) Professional Services to be provided under a Statement of Work may be canceled on 30 days' notice by Sprint, but Sprint will pay for all accepted Professional Services provided by OSI through the date of cancellation at rates set forth in the Schedule (not to exceed the total amount due under that Statement of Work) and all reasonable expenses associated with returning OSI employees from terminated work.

           b) Professional Services can be modified by written notice from Sprint. OSI will notify Sprint of any increase in costs, delay in schedule or other consequence from that request, and the change will be implemented if the parties agree to a modification to the terms of the Statement of Work.

     29.4  (*)
     29.5. Corrective Action.   OSI will immediately notify Sprint through OSI's
           WebTAC website at http://tac.osi.com/ of any high priority problems
                             -------------------
           with the Software Product and resultant corrective action. Any such upgrade, enhancement, new release, fix, or other improvement, correction, or modification of the Software Product will be marked accordingly and promptly delivered to the Sprint shipping address set forth in the applicable Order(s).

     29.6. Additional Service Fees. VPS provided by OSI for which there are additional charges must be pre-authorized in writing by Sprint.

30.   General

     30.1. Timely Performance. Time is of the essence in OSI's performance hereunder. Sprint is not obligated to pay for Support Service, VPS or Training performed, or Products delivered, which do not materially conform to this Agreement or the applicable Order or Schedule hereto except for payment due to OSI under quantum meruit principals

     30.2. Materials Lien. OSI will hold Sprint harmless from all losses, expenses, and liabilities connected with OSI's failure to promptly pay for services, materials, equipment, or labor and will keep Sprint premises free of claims or liens.

     30.3. Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Kansas without regard to any conflict of laws provision.

     30.4. Jurisdiction. Except as provided in the Arbitration Section, OSI and Sprint agree that the courts of the State of Kansas will have exclusive jurisdiction and venue over any suit, claim, or proceeding commenced against Sprint by OSI ' regardless of the form of such action, whether in contract, warranty, or tort. OSI and its employees hereby consent to the jurisdiction of the courts of the State of Kansas over the subject matter and parties, and hereby waive its and their rights, if any, to invoke the jurisdiction or venue of any other court, for any such suit, claim, or proceeding.

     30.5. Laws and Regulations. OSI and Sprint will comply with all local, municipal, state, federal, and governmental laws, orders, codes, and regulations in the performance of this Agreement. Neither party will be bound by any provision of this Agreement to the extent, but only to the extent, that it violates applicable law.

     30.6. Permits and Licenses. OSI will obtain and keep current, at OSI's expense, all governmental permits, certificates, and licenses (including professional licenses, if applicable) necessary for OSI to perform its obligations under this Agreement.

     30.7. Waiver. The waiver of a breach of any term or condition of this Agreement by either party will not constitute the waiver of any other breach of the same or any other term by either party.

     30.8. Severability. If any provision of this Agreement is held to be unenforceable, the remaining provisions will remain in effect, to be construed as if the unenforceable provision was originally deleted.

     30.9. Survival. Articles 4, 5, 6, and 11, Sections 13.5 and 13.8, and Articles 17, 18, 19, 20, 22, 23, 28, and 31, hereof will survive the termination or expiration of this Agreement in addition to any other provisions that, by their content, are intended to survive the performance, termination, or cancellation of this Agreement.

     30.10. Publicity.  OSI will not, without Sprint's prior written consent:

            a) make any news release, public announcement, or denial or confirmation of this Agreement or its subject matter; or

            b)  in any manner advertise or publish the fact of this Agreement


     30.11. Ethics Code. OSI and Sprint agree to comply with Sprint's Principles of Business Conduct, where applicable, a copy of which is attached to this Agreement as Attachment C, and is incorporated in this Agreement by this reference.

     30.12 Equitable Relief. Any breach of a party's obligations with respect to intellectual property rights will cause irreparable injury for which there are no adequate remedies at law. The aggrieved party will be entitled to equitable relief in addition to all other remedies that may be available, without the posting of bond or other security, or if required, then the minimum bond or security so required.

     30.13 Neither party will be liable or held in default for a failure or delay in performing its obligations under this Agreement, other than to make payment for amounts owing or to comply with Sections 5 and 7, due to governmental action, statute, ordinance or regulation, fire, acts of God, windstorm that makes performance impossible or impractical.

     30.14 Modifications to Exhibits. OSI may change the Exhibits to this Agreement by notice to Sprint at least 30 days in advance. If a change to Exhibit A materially reduces Support Services during a period for which Sprint has already paid fees for those Support Services, Sprint may terminate those Support Services for the remainder of the period and receive a pro rata refund.

     30.15 Execution. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which will constitute together one agreement. A counterpart delivered to a party by facsimile or similar electronic means will be deemed an original, equivalent in all respects to a manually executed counterpart.

     30.16 Intentional Risk Allocation. The provisions of this Agreement reflect an informed, voluntary allocation between the parties of the risks (known and unknown) that may exist in connection with this Agreement. This voluntary allocation was a material part of the bargain between the parties and the economic and other terms were negotiated and agreed to by the parties in reliance on that allocation.

31.  Export Law Controls; Export Assurance Declaration

     31.1. Export Restrictions. Sprint agrees to comply with all export and re-export restrictions and regulations imposed by the governments of the United States or the country to which the Product is shipped to Sprint. Sprint will not commit any act or omission which will result in a breach of any such Export Requirements. Sprint agrees that it will comply in all respects with any governmental laws, orders or other restrictions on the export of Licensed copies of OSI or its licensor's Product(s) (including any related information and documentation) which may be imposed from time to time by the government of the United States or the country which the OSI or its licensor's Product(s) is shipped by OSI ("Export Requirements"). This
           Article 31 shall survive the expiration or termination of the license or this Agreement.

     31.2. Data Encryption Standard.
           Sprint acknowledges that:
           (i) OSI Products contain routines which implement the U.S. Government Data Encryption Standard ("DES") and (ii) that export of DES technology is subject to legal restrictions under the U.S. Export Administration Regulations.
           Sprint agrees that:
           (i) it will comply with all applicable export and re-export restrictions under the U.S. Export Administration Regulations,
           (ii) it will not export or re-export the Products to any country in violation of such restrictions, and
           (iii) the Products will not be re-exported to the People's Republic of China, Iran, Syria or to countries included in prohibited Country Groups of the U.S. Export Administration Regulations, or delivered to national citizens of these countries, as currently listed under such regulations.

32.  No Modification

     No modification, amendment, supplement to, or waiver of this Agreement, Order, or the Schedule hereunder, or any provision thereof, will be binding upon the parties unless made in writing and duly executed by authorized representatives of both parties.

33.  Headings

     The headings of the various articles and sections in this Agreement are for convenience and reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

34.  Complete Agreement

     This Agreement sets forth the entire understanding of the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements, discussions, and correspondence pertaining to the subject matter hereof. Any preprinted terms and conditions on any order, invoice, statement, etc. issued in connection with any Schedule hereunder by either party will be of no force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement and the Schedule to be executed, effective as of the day and year first set forth above, and do each hereby warrant and represent that their respective signatory whose signature appears below is duly authorized by all necessary and appropriate corporate action to execute this Agreement.

SPRINT/UNITED MANAGEMENT COMPANY          OBJECTIVE SYSTEMS INTEGRATORS

/s/                                       /s/
   ------------------------------            ------------------------------
Signature        Sheila Miller               Signature

                                             Gregg B. Brelsford
--------------------------------             ------------------------------
Print Name       Sheila Miller               Print Name

                                             Managing Attorney
---------------------------------            ------------------------------
Title            Director                    Title

3/30/00                                      4/3/00
---------------------------------            ------------------------------
Date                                         Date

INDEX OF ATTACHMENTS & EXHIBITS


EXHIBITS
Exhibit A        Product Schedule/Support Services
Exhibit B        Pricing Proposal
(*)
Exhibit D        NetExpert Performance Accounting Process

ATTACHMENTS

(*)
Attachment B     Sprint's Travel & Reimbursement Policy
Attachment C     Sprint's Principles of Business Conduct
Attachment D     Transportation and Routing Guide

                                   EXHIBIT A

                      PRODUCT AND SUPPORT SERVICE SCHEDULE

     This Product and Support Service Schedule to the Agreement (the "Schedule") sets forth additional terms and conditions under which OSI provides Sprint with VPS, Training, and Support Service, as further described herein. In the event of any conflict between the Agreement and the Schedule, this Schedule shall supersede the Agreement. Except as modified herein, the terms and conditions (including any definitions) contained in the Agreement remain in full force and effect.

SECTION I

1.   Reseller Designation

     The designated reseller is a third party coordinating distribution, delivery, and copying of the Products, recordkeeping, auditing, and report filing, acting on Sprint's behalf. Upon notice to OSI, Sprint may choose to have the designated reseller acquire Products from OSI as ordered by Sprint and/or its affiliates. Subject to the terms of the Agreement, all payments to OSI, on behalf of Sprint and its affiliates, for the Products will be made by designated reseller. Sprint retains the right to add or replace the designated reseller upon written notice to OSI.

2.   Product Pricing

     Pricing is set forth in Exhibit B to the Agreement.

3.   Software Evaluation.

     Upon request, OSI will provide (*) copies of any Products solely for the purposes of evaluation and testing in a non-production environment and Sprint here represents and warrants that no copy of any Product provided to Sprint pursuant to this Section 3 will be used in any commercial or production environment whatsoever. Sprint's right to use a particular Product for evaluation shall terminate one hundred and eighty (180) days after the evaluation begins. Upon such termination, unless an Order is issued for the Products, Sprint is obligated to delete from the temporary memory (RAM) and permanent memory (e.g. hard disk, CD-ROM or other storage device) of all computers all copies installed pursuant to this Article, unless the parties mutually agree in writing to extend the evaluation period.

4. Professional Services ("VPS") Between April 1, 2000 and September 30, 2000, OSI will provide VPS to Sprint under the terms of the Agreement for (*) per day. Between October 1, 2000 and March 31, 2003, OSI will provide VPS to Sprint under the terms of the Agreement for (*) per day. Travel will be reimbursed by Sprint for reasonable travel and expense incurred by OSI's VPS personnel pursuant to Sprint's Travel and Reimbursement policy set forth in Attachment B. One day of VPS is defined as one person for an eight
     (8) hour day

5.  Training

     5.1 Grant of License for Training Materials. OSI hereby grants Sprint the right to modify the Training materials, and to use and distribute the Sprint-modified training documents (which may contain Sprint trademarks) to any of its employees, agents and subcontractors, wherever located provided the documents developed pursuant to this
          Section 8.1 retain all appropriate OSI copyright notices and all OSI trademarks and trademark designations.

     5.2 OSI On-Site Training. Between April 1, 2000 and March 31, 2001, OSI will offer training to Sprint according to OSI's standard training policies.(*) After March 31, 2001 OSI will offer training to Sprint according to OSI's standard training policies at OSI's then current training prices. Student's travel and expenses are not included in the fee.(*)

6.  Special Bids

     6.1. Special Bid Requests. OSI and Sprint agree that, from time to time, Sprint will request, and OSI will provide to Sprint, bids where term, product mix, configuration, or other special circumstances exist, in Sprint's sole determination ("Special Bid"). OSI agrees to promptly provide Special Bids in response to such requests.

     6.2. Special Bid Validity. The prices for any Special Bid will be valid for a mutually agreed upon period of time, and shall only be withdrawn during such time if the project is canceled. If the agreed upon validity period for the Special Bid has expired, the parties will mutually agree to extend the validity period.

7.   Invoices

     Invoices will be prepared in one (1) original and one (1) copy and submitted in accordance with Articles 8 of the Agreement and with the following instructions:

          Original Invoice:    Sprint
                               Supplier Disbursements
                               KSOPKD0101
                               P.O. Box 7977
                               Overland Park, KS  66211

          One Copy:            Sprint
                               903 E. 104th Street
                               Mailstop:  MOKCMW0708
                               Kansas City, MO  64131

8.   Executive Briefings

     Executive briefings will be provided by OSI, at OSI's expense, to discuss new product plans, features, and directions of the OSI Products at least once per year. OSI's executives and/or designees who will participate in such briefings with Sprint executives and/or his designees, will be named within ninety (90) days of execution.

9.   Understanding of the Parties

     The parties understand and agree that Sprint may, at Sprint's sole discretion, exercise any or all of the following options to meet the future needs of Sprint. In the event that Sprint elects any or all of these options, the parties agree to facilitate Sprint's election of such option(s) by executing any appropriate amendment(s) and/or new agreements, containing terms and conditions mutually agreeable to both parties.

     9.1. Future Products Option. Sprint may license Products and/or purchase any services offered by OSI at discounts at least as favorable as those already proffered to Sprint for OSI Products and services, as set forth in this Schedule.

     9.2. Systems Integrator Option. Sprint may desire to become a Systems Integrator of OSI products. A "Systems Integrator" is defined as any company which provides professional information processing services which may include but is not limited to: Integration Technology Consulting, Database Design/Implementation, Facilities Management, Maintenance, Network Integration, Network Management, Desktop Integration, Project Management, Remote Processing, Datacenter Design and Construction, Software Development, Systems Integration, Training, Outsourcing, and Business Process Re-engineering. If the parties mutually agree that Sprint can become a Systems Integrator, OSI will consider giving Sprint credit equal to procurement under this Agreement, toward volumes needed to establish discount levels available under the System Integrator agreement, if applicable.


SECTION II--SUPPORT SERVICES

1.  DEFINITIONS
    -----------

     (a)  Defect. An error in OSI Software or a failure of OSI Software to
          ------
          conform materially with its then-current documentation that can be reproduced by OSI. Defects fall into three categories as follows:

          (1)  Priority 1 (Production System Failure). Sprint's primary
               --------------------------------------
               production system (a) is completely unavailable, (b) has a problem that occurs with sufficient frequency that the system is effectively rendered inoperable, or (c) is affected such that critical business processes are unavailable. In each case, no Workaround can be immediately identified. For Priority 1 Defects, both OSI and Sprint will commit full-time resources to resolve the situation.

          (2)  Priority 2 (System Impairment) Sprint's business processes are
               ------------------------------
               impacted or impaired, but still function and a satisfactory Workaround can be identified or a secondary system brought on-line.

          (3)  Priority 3 (Minor Fault). The impact on Sprint is minor and a
               ------------------------
               satisfactory Workaround can be identified, the Defect has no material operational impact on Sprint, or the Defect does not require immediate attention.

     (b)  Emergency Release. A new version of OSI Software that incorporates
          -----------------
          Patches to rectify one or more Priority 1 or Priority 2 Defects. An Emergency Release may include additional documentation.

     (c)  Patch. Replacement of, or provision of an addition to, a portion or
          -----
          module of OSI Software. A Patch may include additions or replacement to existing documentation

     (d)  Remote Access. Access to Sprint's systems required by OSI to provide
          -------------
          Support Services, which may include dedicated connection, dial-up modem, internet, telnet or other means by which OSI can gain the required access. If Remote access is established, OSI's access through Remote means will occur only after prior notice to Sprint and a mutually agreeable time is established. Remote Access will occur through a non-intrusive manner, and used only to enable OSI to provide expedient Support Service.

     (e)  Workaround. A modification to the procedures Sprint follows or the
          ----------
          data it supplies when using OSI Software. A Workaround is designed to enable OSI Software to operate without materially and adversely affecting Sprint's ability to use OSI Software in its production environment.

2.   GENERAL
     -------


     (a)  NetExpert Framework Products. Provided Sprint (1) is current in paying
          ----------------------------
          all applicable Support Services charges, as set forth in the Agreement at the time Support Services charges are incurred, (2) is not in breach of this Agreement, and (3) has provided OSI with timely Remote Access to the affected system, OSI will provide to Sprint the Support Services specified below. Support Services will be provided only for the current generally available release, with all OSI recommended NetExpert(R), operating system, database and other patches applied; provided, that for one year after the introduction of a new major release, OSI will use reasonable efforts to support the previous major release. After that time, OSI will provide Support Services for superseded major releases on a time and materials basis.

     (b)  Vendor Software. As part of Support Services, and provided they are
          ---------------
          available for the form of Vendor Software licensed, OSI will procure for Sprint's benefit annual maintenance agreements with its Vendors for all Vendor Software, under terms and conditions no less favorable than those set forth in the Agreement.

     (c)  Modified Application Components and Rulesets. Because Modified
          --------------------------------------------
          Application Components and Rulesets may vary between end-users even for the same network element, management operation or other operation, and because Application Components and Rulesets may be modified by others after delivery by OSI, unless otherwise agreed to by OSI in writing, Support Services for Modified Application Components and Rulesets are provided only on a time and materials basis. The following Sections describe the limited Support Services available for Application Components and Rulesets when such Support Services are made available by OSI.

3.    UPDATE SERVICES
      ---------------

     (a)  NetExpert Framework Product Updates. On request by Sprint, OSI will
          -----------------------------------
          provide Sprint at no additional cost with new and interim major and maintenance releases NetExpert Framework Products for Authorized Computers at the time they are generally made available to its other customers. OSI will make such revisions and enhancements to NetExpert Framework Products as it deems necessary and appropriate. OSI may discontinue updating NetExpert Framework Products at any time or may incorporate any portion of existing NetExpert Framework Products into a new and distinct Product after the Period of Assured Availability as set forth in the Agreement. In the latter case, OSI will offer to make the new Product available to Sprint at its then-current or a mutually negotiated Price.

     (b)  Vendor Software Updates. Vendors will, from time to time, release new
          -----------------------
          products or new or interim versions of Vendor Software that OSI will incorporate into or use with OSI Software. OSI will inform Sprint of Vendor new releases when, in OSI's judgment, they may be appropriate for use in or with OSI Software. For Vendor Software licensed to Sprint by OSI, new releases which OSI has the right to sublicense will be made available to Sprint in a timely manner consistent with their receipt from the Vendor and at OSI's then-current Prices.

     (c)  Application Components and Rulesets. Generally, Application Components
          -----------------------------------
          and Rulesets are only updated on a time and materials basis. Occasionally OSI may update an Application Component or Ruleset for a new release of network element software, but unless OSI has agreed otherwise with Sprint, that updated Application Component or Ruleset will be made available for license by payment of a separate license fee, and integration and customization of that Application Component or Ruleset into Sprint's system will be required either by OSI, by Sprint or by a party contracted by Sprint.

4.    EXTENDED WARRANTY SERVICES
      --------------------------

     (a)  Extended Warranty. By maintaining a current subscription for Support
          -----------------
          Services for a Product, the limited warranty provided in the Agreement will, subject to the terms of the Agreement, be extended as set forth in this Section 4 for that Product.

     (b)  NetExpert Framework Products. If Sprint believes that there is a
          ----------------------------
          Defect in NetExpert Framework Products, Sprint will (1) promptly notify OSI, describing the parameters, procedures and conditions that result from the Defect in sufficient detail to permit OSI to isolate the code that caused the Defect, and (2) provide OSI with all data files, database rules, Sprint Software and Remote Access (and where required by OSI, onsite access) required to reproduce and analyze the Defect. If OSI is unable to reproduce the Defect, it will have no responsibility to take further action.

     (c)  Application Components and Rulesets. When Support Services are
          -----------------------------------
          available for Application Components or Rulesets, the OSI Extended Warranty only covers Application Components and Rulesets in the form provided by OSI; on receipt by OSI of the notice described in Section 4(b), OSI will analyze the Application Component or Ruleset in the form provided by OSI to determine if the Defect is reproducible. OSI will have no obligation for Defects not in the original Application Component or Ruleset provided by OSI.

     (d)  Vendor Software. For Vendor Software where a support agreement is in
          ---------------
          place between OSI and the Vendor, OSI will use commercially reasonable efforts to verify all Defects in the Vendor Software within a reasonable period of time and to obtain a prompt resolution of the Defect from the Vendor.

     (e)  Response Times. On notice of a Defect, OSI will during normal business
          --------------
          hours (unless Premium Extended Services are purchased as described in Section 4(g)) (1) initiate work to verify the Defect, (2) advise Sprint of its plans for resolving the Defect, and (3) use commercially reasonable efforts to resolve the Defect, as follows, and OSI will promptly notify Sprint if a Defect cannot be resolved within these time periods and will cooperate in good faith with Sprint to arrive at an alternative period for resolution:

          (1)  Priority 1. OSI will promptly initiate work to verify a Priority
               ----------
               1 Defect within one hour of being notified and will use commercially reasonable efforts to resolve the Defect within 5 business days. Support will continue, uninterrupted until the system becomes operational. After that, OSI will use its best efforts to promptly seek to determine the cause of the Priority 1 Defect and then to correct it and to ensure that the OSI Software is performing in accordance with the product specifications and/or user documentation.

          (2)  Priority 2. OSI will initiate work to verify a Priority 2 Defect
               ----------
               no later than the next business day and will use commercially reasonable efforts to resolve the Defect within 10 business days.

          (3)  Priority 3. OSI will initiate work to verify a Priority 3 Defect
               ----------
               within 30 business days and will use commercially reasonable efforts to include a Patch for the Defect in the next update or version of OSI Software provided Sprint as applicable.

          (4) After the response times indicated in this section 4(e), if Sprint is not satisfied with the efforts being made by OSI Sprint will have the right to contact, at its discretion, the Manager of Technical Support Services of OSI (currently Jeff Lombardi at ext. 4785) or the Vice President of Technical Support Services (currently Sallie Sutter at ext. 4208) or the Executive Vice President of Sales for OSI (currently Dan Line, ext. 2251).

     (f)  Response. OSI will work diligently to resolve Priority 1 and Priority
          --------
          2 Defects with either Workarounds, Patches or Emergency Releases. Whenever practical, OSI will verbally advise Sprint of a Workaround, followed by a confirmation posted on WebTAC or otherwise provided in writing to Sprint. If a Workaround does not resolve the Defect, OSI will use commercially reasonable efforts to provide a Patch or Emergency Release. If a Workaround is provided and resolves the Defect, it will be downgraded to Priority 3.

     (g)  Premium Extended Services. 24 hour-a-day, 7 days-a-week Support
          -------------------------
          Services are available for NetExpert Framework Products at an extra charge as shown in the Price List. If Sprint purchases this option, the following additional Support Services are available for resolution of Priority 1 Defects:

          (1)  Response. Sprint will be provided with a support telephone/paging
               --------
               number. OSI will attempt to respond within 15 minutes of receiving Sprint's call, message or page and will promptly initiate work to verify the Priority 1 Defect.

          (2)  Resolution. OSI will use commercially reasonable efforts to
                ---------
               resolve the Priority 1 Defect within 2 hours and, if unable to resolve the Defect within that period, will continue diligently to pursue resolution of the Defect.

5.   GENERAL ASSISTANCE
     ------------------

     As a part of Support Services, OSI will provide Sprint with a reasonable amount of generalized advice regarding the proper installation, configuration and operation of OSI Software in the form provided by OSI. Additional General Support Services are available on a time and materials basis.

6.   HOTLINE SERVICES
     ----------------

     Telephone Hotline Support will be available from 6:00 a.m. to 5:00 p.m., Pacific Standard Time, Monday through Friday (excluding OSI holidays) for
     Extended Warranty Services and General Support Services.   The Hotline
     Support number is 800-854-7184.

7. WEBTAC
   ------

     Subject to system availability, Sprint will have 24 hour-a-day, 7 days-a-week access to OSI's Technical Assistance Center on the World Wide Web, URL http://tac.osi.com/. Use of OSI's WebTAC is subject to the terms and procedures posted on that site.



8.   GENERAL MATTERS
     ---------------

     (a)  Contacts and Internal Support.
          -----------------------------

          (1) Sprint will designate in writing to OSI's Vice-President for Technical Services two employees for each division (i.e. LTD, LDD, PCS) or Affiliate who will be the primary contact persons and two employees for each division or Affiliate who will be the backup contact persons (any of whom is the "Contact Person") for all matters related to Support Services. The Contact Person will have successfully completed all relevant OSI training as designated by OSI. Only the Contact Person will be entitled to make use of Extended or Hotline Services or OSI's WebTAC.

          (2) If a Sprint Contact Person is unable to provide a resolution to a Support Service issue, the Sprint Contact Person will in turn escalate each issue to the OSI Manager of Technical Support Services (currently Jeff Lombardi at ext. 4785).

          (3) All requests for Support Services and other assistance from within Sprint's organization will be made through the Contact Person. Sprint will be responsible for taking and documenting the following actions to the extent appropriate prior to and after reporting any Defect to OSI, and Sprint will commit appropriate resources to working on the Defect until the source of the Defect is agreed upon:

               (A) Maintaining an up-to-date record of system changes such as upgrades, patches and modifications to operating systems, databases, device software and Products;

               (B) Gathering all relevant information from the user reporting the Defect;

               (C)  Identifying the nature of the Defect;

               (D) Reproducing the error and documenting the steps required for that reproduction;

               (E) Eliminating physical causes such as connections, device malfunctions and memory and operating system problems;

               (F) Examining logs, records, archives, core files and other user documentation;

               (G) Reaching where possible a tentative conclusion regarding causation;

               (H) Providing OSI with proper remote connectivity and other documentation and assistance required in connection with the Support Services; and

               (I) To the extent appropriate, interfacing with distributors of interfacing systems such as the operating system, database programs and other hardware and software, and working with those distributors to eliminate or identify errors in their systems.

(b)  Commencement.  The first year of Support Services for each item of OSI
     ------------
     Software begins on its Installation Date ("Services Commencement"). Renewal fees will be paid yearly in advance in conjunction with the effective date of the Agreement and any additional fees if incurred when adding licenses will be prorated to co-terminate with the existing Support Service.

(c)  Comprehensive Coverage.  Because of the interconnection between versions of
     ----------------------
     NetExpert Framework Products and Vendor Software, if Sprint renews Support Services on at least one computer for one NetExpert Framework Product, Sprint must renew Support Services for all NetExpert Framework Products it has licensed. Sprint has the option to purchase available Support Services, if any, for all, some or none of the Application Components or Rulesets it licenses from OSI.

(d)  Automatic Renewal.  Support Services will automatically renew each year
     -----------------
     unless Sprint cancels by notice to OSI with at least 30 days.

(e)  Cancellation.  Support Services will be canceled as to a Product if and
     ------------
     when the license granted to Sprint for that Product is terminated. Support Services will also be canceled at the end of any annual period if Sprint has not paid the applicable renewal fees before the end of the term. Any unearned, prepaid amounts, paid for such Support Services shall be refunded to Sprint immediately upon any termination. If Support Services are canceled, they will be canceled, effective immediately, for all OSI Software and Vendor Software Cancellation of any Support Services will not, of itself, constitute termination of the Agreement. OSI may terminate Support Service with respect to a any Product upon ninety (90) days notice prior to the expiration of an annual Support Service term, but only following expiration of the Period of Assured Availability set forth in
     Section 14 of the Agreement.

(f)  Reinstatement.  Sprint can reinstate Support Services by paying all Support
     -------------
     Services fees that are in arrears. and any mutually agreed to costs, on a time and material basis, that OSI incurs to update installations to the current version of OSI Software.

(g)  Modifications and Unauthorized Uses.  OSI will have no obligation to
     -----------------------------------
     support OSI Software if it (1) has been modified by Sprint, or (2) is being used in violation of the terms of the Agreement. If a reported Defect is not a Defect in Products but is actually a problem caused by user error, modification of Products by a party other than OSI, or third party hardware or software other than Vendor Software for which Support Services have been purchased, OSI will have the right to invoice Sprint on a time and materials basis for efforts provided by OSI personnel above 8 hours for each such Defect reported to OSI.

(h)  Limitations.  UNDER THE OSI EXTENDED WARRANTY, OSI WILL USE COMMERCIALLY
     -----------
     REASONABLE EFFORTS TO REPAIR DEFECTS, BUT OSI DOES NOT GUARANTEE THAT IT WILL BE ABLE TO REPAIR ALL DEFECTS, OR THAT ANY REPAIR WILL BE SATISFACTORY TOSPRINT.

9. Data Elements. The following Data Elements will be captured by OSI via their problem tracking system for each issue reported to OSI (these Data Elements are available on demand at OSI WebTAC).

     9.1. Metric 1. Date/time of initial problem report to OSI. When not answered, Sprint personnel will note the date/time of the call, log the failure with OSI, and obtain support.

     9.2. Metric 2. Issues will be logged through direct contact with OSI's Support Service personnel using the OSI's toll free number or entered via OSI's WebTAC. A unique case tracking or case identifier number will be assigned to each issue reported. Sprint may use OSI WebTAC electronic services to obtain OSI information and view progress made on the problem.

     9.3. Metric 3. The date/time of OSI notes and progress towards resolving the reported issue will be recorded in the case tracking log and available for Sprint's review on WebTAC.

     9.4. Metric 4. Issue fix Date/time will be entered in the case tracking log in the same manner as all other status updates. Sprint's Contact Person for OSI and OSI's Support Service will enter the Date/time that OSI and Sprint verify that the verification testing is completed. Upon successful test, the trouble ticket will be closed.

     9.5. Metric 5. OSI's status reports on each reported case will be available on demand via WebTAC for all open as well as for all closed cases.

     9.6. Metric 6. In the case tracking log, the Date/time for the initial call (Metric 1), and the Date/time when a workaround or fix was identified and communicated from OSI to Sprint is recorded.

                                SPRINT EXHIBIT B (*)

                                   Exhibit C (*)

                                   Exhibit D (*)

                                 ATTACHMENT A (*)

                                 Attachment B



               SPRINT'S TRAVEL AND EXPENSE REIMBURSEMENT POLICY


Supplier will be reimbursed for travel, living, and other expenses authorized by Sprint under the Agreement at reasonable and actual costs. Travel and living expenses will not be reimbursed unless they are in conformance with Sprint's travel reimbursement policies.

All travel (coach and economy class only) which is to be reimbursed by Sprint and/or its affiliates should be booked through the Sprint Business Travel Center by calling (800) 347-2639. When making travel arrangements, please acknowledge that you are a supplier for Sprint. Booking through the Sprint Business Travel Center will allow for least cost to Sprint. The passenger flight coupon and travel itinerary must be attached to the Supplier's expense report.

The Supplier's travel (coach and economy class only) expenditures should be appropriate to Sprint's business undertaken, and reasonable in the judgment of both Sprint and the Supplier. For reimbursement, Supplier must submit original receipts greater than $15 for meals (tear tab receipts are not accepted); however, hotel, car rental, fuel for rental cars require receipts regardless of the amount. Supplier will be reimbursed for use of a personal vehicle for business purposes at the then current rate (based on current IRS regulations) in effect, plus parking and toll fees. Supplier will utilize reasonable parking facilities and rates. Parking receipts are required for reimbursement of $15 or more.

Sprint will not reimburse Supplier for personal expenses including long distance telephone calls.

The Sprint Principles of Business Conduct
The Integrity Behind the Pin Drop

Sprint

Dear Sprint Associates,
[PHOTO]
The Sprint Principles of Business Conduct applies to all of us in our work. The principles are not abstract and unachievable ideas. They are principles that we will apply in our work to help form our decisions on a daily basis.

Sprint employees are good and moral people who want to do the right thing. However, good intentions are not enough. In order to make good and ethical business decisions, we all need an awareness of our ethical principles and some examples of how these principles apply on the job. The Sprint Principles of Business Conduct provides both.

Sprint's reputation for doing the right thing is priceless. We are proud to work at Sprint because all of us have devoted ourselves to making good decisions for our customers, employees, shareholders, partners and suppliers. As a result, Sprint enjoys an excellent reputation, and this priceless asset benefits us all. With that reputation, Sprint is the preferred communications company with which to do business. It is the standard by which other companies are measured; it is a place that attracts customers and new employees. Without its good reputation, Sprint cannot succeed. The responsibility to preserve and enhance that reputation lies with each of us. And there's only one way to accomplish this: to act with integrity in everything we do.

Integrity is what The Sprint Principles of Business Conduct is all about. Our principles must define our relationships with customers, business partners, investors and each other. Everything else is secondary. Please join me in making Sprint the ethical leader by which all telecommunications companies are measured.

Sincerely,
Bill Essey
Chairman and Chief Executive Officer

Table of Contents:                                                                   Opportunities
1    Chairman's Letter                                                                    Inside Information and Securities Trading
3    Sprint's Vision                                                                      Outside Employment & Activities
4    Ethics Outlook                                                                  17   Employee Relations
5    Introduction                                                                         Discrimination
     History and the Future                                                               Sexual Harassment & Related Issues
     Purpose of the Sprint Principles                                                     Employee Privacy
     Violations and their Consequences                                               19   Gifts, Favors, Travel & Entertainment
     Managers Have an Additional Responsibility                                           Gifts
     Certification Process (1/800-337-9073)                                               Favors
7    Inquiry Process                                                                      Travel & Entertainment
     Helpline (1/800-788-7844)                                                            Disclosure
     Obligation to Report                                                            21   Government Customers
     Retaliation and False Reports                                                   22   International Business Practices
8    Accuracy of Company Records                                                          Accounting
9    Company Assets: Protection and Use                                                   Anti-boycott
     Protecting Company Assets                                                            Export Control
     Proprietary Information                                                              Foreign Corrupt Practices Act
     Communications with Sprint's Attorneys                                               Regulatory Compliance Guidelines
     Trademarks and the Sprint Name                                                  24   Political/Community Activities
     Computers and Network Security                                                       Community Support
     Inquiries from the Government or Media                                               Personal Community Activities
     Creating and Retaining Business Communications                                       Political Activities
12   Completion                                                                      25   Procurement Practices
14   Conflicts of Interest                                                           26   Property Rights of Others
     Disclosure                                                                           Competitive Information
     Board Memberships                                                                    Customer Privacy
     Family Members                                                                  27   Safety, Health & Environment
     Gifts, Favors, Travel & Entertainment (See Gift Section Page 19)                     Drugs and Alcohol
     Investments and Other Financial                                                      Environment
                                                                                          Quality and Service
                                                                                          Safety and Health
                                                                                     29   Sales and Marketing
                                                                                     30   Additional Resources
                                                                                     31   Index



Sprint's Vision, Goals and Values
Vision
Our vision is to be a world-class telecommunications company--the standard by which others are measured.
Goals
Our goals are to achieve:
Exception Customer Satisfaction
Inspired, Innovative and Empowered Employees, and
Superior Financial Results
Values
Customer First
We anticipate, understand, meet and exceed our customers' needs and expectations to achieve Exceptional Customer Satisfaction.
Integrity in all we do
Our actions and decisions reflect the highest ethical, legal and professional standards.
Excellence through quality
We will individually and collectively use Sprint Quality in our daily activities to achieve excellence as a Company.
Respect for each other
We are about the Company, our work, our customers and each other. This caring is a unique source of our Company's energy, strength and excellence.
Growth through change
We will grow as a Company, as individuals and as professionals by creating, anticipating and responding to change.
Community commitment
We willingly serve the charitable and civic needs of our communities.
Product work environment
We provide a safe and accessible work environment.
Representative workforce
We recruit and develop individuals who reflect the diversity of our communities. Shareholder value
We will increase shareholder value, build the financial strength of the Company and, as a result, prosper as individuals.

Ask questions when
you have doubts
about the ethical                       [PHOTO]
implications of any
situation.

Ethics Quick Test

Sprint values integrity, and wants to maintain its reputation for doing the right thing. If you're ever in a situation where the right thing is unclear or doing the right thing is difficult, examine your options with the Ethics Test:

 . Could it harm Sprint's reputation?
 . Is it ethical and legal?
 . What would my family and friends say?
 . How will it look in the newspaper?
 . Would I bet my job on it?
 . Should I check?
 . How would my action appear to others?
Helpline 1/800-788-7844,
Write to: MOKCMP0503, Attn: Ethics Group, or
Send via Intranet: http://144.223.26.103/law/gbt/html/fdbk.html
(You may remain anonymous)

Sprint's reputation, and your conscience and good name, are far too valuable to do anything that wouldn't pass the Ethics Test. In a nutshell, this means that all of us must tell the truth and fulfill our promises. And we must treat all stakeholders-fellow employees, customers, suppliers, investors and communities-with honesty, decency and respect.

INTRODUCTION

HISTORY AND THE FUTURE
Integrity and ethics have been important at Sprint for the 100 years we've been in business. We have a rich legacy of honest, reliable service to customers and communities. We have an equally strong tradition of offering good jobs and treating each other with respect. This combination has worked in the past--and it's a requirement for success in the future. Our need to treat our customers, colleagues and communities with integrity grows greater. It is for this reason that we have updated our Code of Ethics and replaced it with The Sprint Principles of Business Conduct. Acting with integrity is not just the right thing to do, it's the guiding principle that makes Sprint the best communications company in the world.
PURPOSE OF THE SPRINT PRINCIPLES
The Sprint Principles of Business Conduct describes the ethical and legal responsibilities of all Sprint employees and of all those who represent Sprint's good name. As a guide and a resource, it is intended to alert employees to significant legal and ethical issues that frequently arise. It is not a comprehensive rulebook, but rather a statement of the way Sprint does business. The Sprint Principles reflects the company's core values and commitment to integrity in everything it does. Of course, The Sprint Principles cannot explicitly cover all situations or circumstances. It also cannot be a substitute for the good judgment of employees and managers. Sprint's "open door" philosophy encourages employees to bring any problems, disagreements, questions, recommendations or comments to their immediate supervisor, a representative of Human Resources staff, the Helpline (1/800-788-7844) or any member of management.
VIOLATIONS AND THEIR CONSEQUENCES
Failure to meet The Sprint Principles will compromise the good name Sprint has worked hard to build, and may result in disciplinary action, including termination of employment. Unethical or illegal acts cannot be justified by saying that they benefited the company, or that they were directed by a higher authority in the organization. No employee ever is authorized by the company to commit, or direct another employee to commit, an unethical or illegal act. Additionally, employees cannot use a contractor, agent, consultant, broker, distributor or other third party to perform any act prohibited by law or by The Sprint Principles.

MANAGERS HAVE AN ADDITIONAL RESPONSIBILITY
Managers are expected to exemplify the highest standards of ethical business conduct and to encourage discussion of the ethical and legal implications of business decisions. In addition, managers have a responsibility to create and sustain a work environment in which employees, consultants and contractors know that ethical and legal behavior is expected of them. This responsibility includes ensuring that The Sprint Principles, as well as applicable law and policy, are communicated to all those working for that manager.

CERTIFICATION PROCESS (1/800-337-9073)
As a condition of employment, all Sprint employees are required to comply with The Sprint Principles of Business Conduct. To certify that you have read The Sprint Principles of Business Conduct and that you agree to abide by the policies and guidelines of the company as set forth in it, call the Certification Line at 1/800-337-9073.

All Sprint employees are
required to comply with
The Sprint Principles
of Business Conduct.
To certify that you have        [PHOTO
read The Sprint Principles
of Business Conduct and
that you agree to abide
by the policies and
guidelines of the company
as set forth in it, call
the Certification Line
at 1/800-337-9073.

INQUIRY PROCESS

If you have questions about the meaning of The Sprint Principles or about applying it to particular situations, the first place to turn is to your supervisor. Your supervisor will work with you, Human Resources, the Law Department or the Helpline to get an answer. If you do not receive a clear explanation or believe you may not receive a fair or adequate review of the issue from your management, call the Helpline at 1-800-788-7844.

HELPLINE at 1/800-788-7844
The Helpline is staffed during business hours by fellow employees skilled in responding to your questions and concerns. They take your calls seriously. Calls or letters to the Helpline may be made anonymously. Anonymous callers will be advised if additional information is required before an effective investigation can take place. Callers who wish to follow up on their call will be assigned a confidential ID number. Staff at the Helpline will work with you to address your question or concern. If necessary, the Helpline will refer your concern to an appropriate department such as Corporate Security, Law or Human Resources, and will monitor the results of any investigations. The Helpline strives to make sure that all questions or concerns are handled thoroughly and appropriately. Confidentiality for all those who report concerns will be maintained to the fullest extent possible.
Sprint's Chief Ethics Officer is responsible for the Helpline and the Ethics Program. This Program includes not only developing policies and procedures, but also provides training and guidance to employees. The Chief Ethics Officer encourages any employee with suggestions or comments on improving our Ethics Program to contact the Helpline.

OBLIGATION TO REPORT
To protect Sprint's reputation--and yours--you are required to report illegal or unethical conduct to the company. This report should be made promptly to your management or to Human Resources. If you have any concern about reporting the wrongdoing to your management or Human Resources, you should call the Helpline. Failure to promptly report such conduct could allow wrongdoing to continue, subjecting the company and its employees to greater harm. Supervisors are encouraged to call the Helpline for assistance.

RETALIATION AND FALSE REPORTS
When raising an ethics issue, you may choose either to remain anonymous or to ask the Ethics Group to keep your identity confidential. Any retaliation against an employee who, in good faith, reports a violation or suspected violation of The Sprint Principles is strictly forbidden and should be reported immediately. Making malicious or intentionally false reports is also a violation of The Sprint Principles.

QUESTION:
I'm pretty sure that some of the things going on where I work may be improper, but I don't want to report them and get into trouble. What can I do?
ANSWER:
While it's a difficult situation,
you are required to report illegal or unethical conduct to the company. The company will pursue an investigation if there are enough facts to support one.

ACCURACY OF COMPANY RECORDS [PHOTO]

QUESTION:
My supervisor is having a business dinner and has asked me to attend. At the end of the dinner, my supervisor asked me to pay the bill and write it off on my expense report, and not place his name on the list of attendees. Is there anything wrong with this?
ANSWER:
It's okay for you to pay and expense the bill. But the names of all attendees at the dinner must be listed on the expense report. Sprint relies on accurate information and reliable records to make responsible business decisions. The company requires honest and accurate recording, reporting and retention of information. This includes business records such as quality, safety and personnel, as well as financial records.
All financial books, records and accounts must accurately reflect transactions and events, and conform both to generally accepted accounting principles and to Sprint's system of internal controls. Here are additional guidelines to keep in mind:
 . False or misleading entries or omissions may not be made in any Sprint systems, books or records for any reason. Keep systems, books, records and accounts in reasonable detail, so that they accurately reflect transactions and events.
 . Expense reports and time reporting must be filled out accurately and completely, with expense reports showing the correct purpose and amount of each item.
 . No secret or unrecorded funds, assets or accounts may be created or maintained for any purpose.
 . Never intentionally make a payment or approve an invoice, expense report or other document that is incorrect, misleading or inaccurate. Always use care in reviewing documents before approving them.

COMPANY ASSETS: PROTECTION AND USE
PROTECTING COMPANY ASSETS
Sprint entrusts all employees with numerous company assets.
Everyone has a special responsibility to protect assets from loss, damage, misuse or theft. Company assets are to be used for the benefit of Sprint and not for personal gain. Any non-business use requires the prior approval of your supervisor. For example, using the Internet and/or e-mail for significant non-business use is unacceptable.
The assets of Sprint include financial assets, buildings, equipment, supplies, the time it pays its employees to work and much more. For example, among Sprint's most valuable assets is intellectual property. Intellectual property includes software, research and development information, new product or marketing plans, business concepts and strategies, and detailed financial data.
Sprint owns any intellectual property made, created, developed, written or conceived by you, either solely or jointly with another, during your employment with Sprint that:
 . results from any work performed by you for Sprint;
 . relates to the actual or anticipated business, research or development of Sprint; or
 . is developed with the use of Sprint's time, equipment, supplies, proprietary information or facilities.
PROPRIETARY INFORMATION
Sprint strives to protect its intellectual property through patents, copyrights, trademarks and other safeguards. A trade secret is useful information known by Sprint, but not generally known by our competitors or other third parties. Vigilantly safeguard trade secrets and proprietary information by marking information accordingly, keeping it secure and limiting access to those who have a need-to-know in order to do their job. Sprint's Protection of Proprietary Information Policy and Practices provides specific rules for safeguarding the company's proprietary information, including guides for use of computer systems, e-mail, voicemail and the Internet.
Employees must avoid discussing confidential or competitive information in public areas. Many companies' secrets have been lost in elevators, restaurants and airplanes. The obligation to preserve Sprint's proprietary information continues after employment ends.

QUESTION:
I have worked for Sprint for several years now and check my Sprint e-mail approximately four times a day to make sure I'm on top of things and communicate with my peers. I also belong to a sports club and have an extensive network of friends. Members of the club stay in touch and send many e-mails to me on a daily basis and we use the Sprint conference line to discuss club business. Is this okay?
ANSWER:
No. All company assets are to be used for the benefit of Sprint and not for personal gain. Your conference calls should not be paid by Sprint, and the numerous e-mails appear to interfere with your job. You should initially discuss these issues with your supervisor.

QUESTION:
I believe one of our sales reps is working for a Sprint competitor on the side and stealing Sprint customer information. What should I do?
ANSWER: Advise your supervisor, Human Resources or the Helpline. This is an immediate threat to Sprint and not only a conflict of interest but also violates the Sprint Protection of Proprietary Information Policy and Practices.

QUESTION:
I've come up with a new name for a product my group will be rolling out next month. What procedures should I follow to avoid a trademark violation?
ANSWER:
Use of a new or replacement name for a product or service must first be approved by the Trademark Group in the Law Department. If you would like to have the Trademark Group mine whether a proposed mark is available for use, please contact the Law Department (913/624-6843).

COMMUNICATIONS WITH SPRINT'S ATTORNEYS
Information you communicate to Sprint's attorneys in order to obtain legal advice concerning company business generally is protected by the attorney-client communication privilege. This privilege protects from disclosure to others confidential communications between Sprint's associates and Sprint's attorneys for the purpose of obtaining legal advice on company business matters. The privilege belongs to the company, not to Sprint's associates. You should keep such communications confidential and refrain from sharing them with others, including other Sprint associates, except on a need-to-know basis. Because the privilege belongs to the company, Sprint's attorneys may share any information provided by associates with Sprint's management.
Sprint's attorneys represent the company and should not be contacted-Immediately by employees for advice regarding any individual employment issues. The Human Resources Department is available to assist employees in resolving such issues. Please consult the Law Department if you have any questions concerning your communications with Sprint's attorneys.
TRADEMARKS AND THE SPRINT NAME
The Sprint brand identity, including its name, logo, trademarks and service marks are among the most valuable assets of the company. To protect these assets, you must use them appropriately and for purposes of advancing the company's interests. Consult the Law Department, (913/624-6843), with questions or concerns about the use of Sprint's trademarks.

COMPUTER AND NETWORK SECURITY
Sprint's business depends on the continuous, efficient operation of its computer systems and network. The company has an enormous investment in these assets. These systems also play a critical role in global communications and security. You must safeguard their integrity and confidentiality. Do your part by protecting passwords, IDs and access to computer systems and all our facilities. Take precautions against intrusion by "viruses" from the Internet or unauthorized software. And protect the company from lawsuits by using only legally licensed software. deter-INQUIRIES FROM THE GOVERNMENT OR THE MEDIA Sprint cooperates with requests from government agencies and authorities, including utility commissions. To safeguard legal rights, requests for information (other than routine forms), such as subpoenas, should be reported to the Law Department immediately. Contact the Law Department for guidance before responding to any such request. All information provided must be truthful and accurate. Never mislead any investigator, and never alter or destroy documents or records in response to an investigation.

QUESTION:
As a manager, I sometimes receive subpoenas requesting information with regard to one of my employees. Is it okay to provide this information?
ANSWER:
You should contact the Law Department for guidance in handling.

QUESTION:
How long should I keep my e-mail messages?
ANSWER:
You should delete your e-mail messages after 45 days unless you are required by law or have a business need to retain them longer.

Requests from the media, financial analysts and stockholders should be forwarded to Corporate Communications to ensure professional handling.

CREATING AND RETAINING BUSINESS COMMUNICATIONS
Almost all business records and communications may become subject to public disclosure in the course of litigation or governmental investigations. Business communications are also often obtained by outside parties or the media. Employees should therefore attempt to be as clear, concise, truthful and accurate as possible when creating any information. Avoid exaggeration, colorful language, guesswork, legal conclusions and derogatory characterizations of people or their motives. This policy applies to communications of all kinds, including e-mail and "informal" notes or memos.
Records always should be retained and destroyed according to Sprint's Records Retention Policy. If litigation, an audit or a government investigation is pending, do not destroy any related records. Any question related to documents regarding an investigation should be directed to the Law Department (913-624-
6843).

We each have a special responsibility to safeguard the integrity and confidentiality of company assets. [PHOTO].

Competition is the cornerstone of a vibrant economy. Sprint competes vigorously in an ethical and legitimate manner. [PHOTO]
The antitrust laws of the U.S. and the fair competition laws of many other countries were developed to encourage healthy competition among businesses and to protect consumers against anti-competitive acts.
These laws can be very complex. This section very briefly summarizes several issues common to many of them. If you have questions, contact the Law Department.
 . Agreements between competitors that limit competition are illegal. Fixing prices or terms of sale; allocating products, markets, territories or customers; or agreeing to boycott certain customers or suppliers are examples of violations.
 . Even talking about these issues with competitors may be considered an agreement. Never discuss or even listen to a discussion of present or future prices, profit margins or costs, bids or intended bids, terms or conditions of sale, market shares, sales territories, distribution practices or other competitive information with a competitor's representative.
 . Disclosing the company's bid or soliciting information about a competitor's confidential bid proposal may be considered a form of hidden agreement, and must not be attempted.
 . Customers must not be required, as a condition to doing business, to take a product or service they do not want in order to get from Sprint a product or service they do want. Where the customer is a reseller (and not an authorized Sprint sales agent) Sprint cannot set the customer's resale prices or other terms or conditions of sale.
 . The antitrust laws also prohibit monopolization or attempts to monopolize. Sprint could be held liable for antitrust claims to impair competition for telecommunications services if inappropriate actions are taken. Sprint must never impede any customer's telecommunications decisions, or unreasonably discriminate against competitors desiring access to its network with valid business reasons (like capability constraints).
It is the responsibility of any individual who has a question about potential antitrust implications of a discussion, decision or action to consult with the Law Department before such action takes place.

Disclosing the company's bid or soliciting information about a competitor's confidential bid proposal may be a form of hidden agreement, and must not be attempted. [PHOTO]

QUESTION:
I'm a good friend of a sales-person for a competitor. Naturally, when we go out for dinner or drinks we often trade tales about the telecommunications industry and about the latest marketing and pricing schemes our companies have dreamed up. There isn't a problem, is there?
ANSWER:
You are in two highly dangerous areas. Sprint has invested time and money in the confidential marketing plans you are revealing, so you may be divulging Sprint's proprietary information. In addition, a discussion of marketing and pricing with any competitor's representative may appear to be collusion and therefore may be a violation of antitrust laws. Find another shared interest for conversation. You should call the Helpline (1/800-788-7844) for assistance.

Conflicts of Interest
(Board Memberships, Family Members, Investments and Other Financial Opportunities, Inside Information and Securities Trading, and Outside Employment and Activities)
Business decisions and actions must be based wholly on the best interests of Sprint and not be motivated by personal considerations or relationships. Relationships with prospective or existing suppliers, contractors, customers, competitors or regulators must not affect your independent and sound judgment on behalf of Sprint. Any situation that creates or appears to create a conflict of interest with the interests of Sprint must be avoided.
DISCLOSURE
The best way to avoid embarrassing conflict of interest situations is to disclose any relationships that have the potential to be misinterpreted by others. This includes any relationships with other employees, customers, suppliers and competitors. Questions about potential conflict of interest situations, and disclosure of these situations as they arise, should be addressed promptly with your supervisor or the Helpline.
BOARD MEMBERSHIPS
You are permitted to serve on the board of directors of community or not-for-profit organizations if the activity does not diminish your capability to perform your duties for Sprint. However, to make sure these activities do not create a conflict of interest or other problem with your Sprint employment, you must notify your supervisor of your membership. You must report to and obtain approval from your supervisor before becoming a member of the board of directors of any for-profit organization. You must not serve as a member of the board of directors of any company that is a competitor of Sprint or has a significant commercial relationship with Sprint.
FAMILY MEMBERS
A conflict of interest may arise when doing business or competing with organizations that employ family members or in which family members have an ownership interest. Family members are broadly defined by Human Resources policy. You should disclose any such relationships to your supervisor, who will consult with the Law Department or the Helpline to determine the best course of action.

QUESTION:
May I sit on the Board of Governors for the Computer Museum in Dallas, Texas?
ANSWER:
You are permitted to serve as a board member for a not-for-profit organization. However, you should notify your supervisor first to ensure that these activities do not create a conflict of interest with your job and that you would not be participating in decisions regarding Sprint and its services.

QUESTION:
My sister would be a great supplier for Sprint. Can I purchase from her?

ANSWER:
You can't personally purchase from her or have direct or indirect influence over purchasing decisions involving her. The potential for an appearance of conflict of interest is too great. However, if you are totally removed from Sprint's purchasing decisions in her business area, you may introduce her to the appropriate person within Sprint.

QUESTION:
I used to work for a competitor and still own a lot of their stock. Do I have to sell it?
ANSWER:
If it's more than 3 percent of your investment portfolio, you should consult with your director to determine if you have a conflict of interest based on your individual circumstances.

QUESTION:
I noticed that daily minute counts for the network are way up this quarter. May I purchase Sprint stock based on this information?
ANSWER:
No. Try the reasonable investor test: "Would a reasonable investor consider this information important in deciding whether to buy or sell the stock?" If the answer is yes, don't trade until this information is public.

In addition to your obligation to not disclose confidential information to unauthorized people, you must not use confidential information for personal gain. [PHOTO]

GIFTS, FAVORS, TRAVEL & ENTERTAINMENT
See "Gifts, Favors, Travel & Entertainment" (pages 19 and 20).
INVESTMENTS AND OTHER FINANCIAL OPPORTUNITIES
A financial investment that compromises your independent judgment or work at Sprint is a conflict of interest. The term "financial investment" means stock, options to buy stock or other ownership interests in a company.
Sprint strongly discourages investing in a Sprint competitor. To avoid impropriety or the appearance of impropriety under The Sprint Principles, you must notify your director (the term "your director" means a director or above level person in your direct line of management) in writing if you or a member of your household already own or plan to acquire a financial investment in any company that competes with Sprint. Sprint's policy embraces a "rule of reason." For example, pre-existing small investments or small investments by spouses in their employers which are competitors may not be a problem. As a general rule, a small investment is less than 3 percent of your total investment portfolio. Where your preexisting investment or your spouse's investment in a competitor is not small, full disclosure to your director is an important first step in ensuring that your integrity is not questioned and that the issue will be satisfactorily resolved.
You should not invest in current or prospective Sprint suppliers or companies with which Sprint is contemplating a transaction, if you are making, or will be required to make, recommendations or decisions relating to the purchase or evaluation of products, services or the merits of a transaction from that particular supplier or company. Likewise, you must immediately report any situations in which you are offered stock, or included in an Initial Public Offering (IPO), in companies/suppliers with whom you are conducting evaluations/business.
If you have any questions as to whether you are in a conflict situation, consult with your director. Of course, you or your director may call the Helpline for consultation.
Employees also are prohibited from directly or indirectly buying, leasing or otherwise acquiring rights to any property or materials if they believe that Sprint also may be interested in pursuing such opportunity. You should notify your supervisor of any business opportunity of which you become aware because of your position with Sprint. Refer to Your Financial Relations to Sprint Suppliers and/or Competitors for additional guidance.
INSIDE INFORMATION AND SECURITIES TRADING
Insider trading is against the law. You violate the insider trading provisions of the securities laws if, while in possession of material non-public information, you engage in a securities transaction and the transaction's value might be affected were the information publicly known. Information you receive in your job at Sprint could create exposure to the insider trading laws if you are not careful with your investments. For example, two types of transactions might pose this threat: (1) a transaction in Sprint's securities, and (2) a transaction in securities of another company.
In addition to your investment activities, if you are in possession of inside information, you can be held liable under insider trading laws if you provide it to another person and that individual makes a transaction based on such information or stock tip.
Additionally, you should not engage in investments that give you a financial interest in poor stock performance by Sprint (which generally is true for "put" options or "short sells").
OUTSIDE EMPLOYMENT AND ACTIVITIES
Employees may not provide services to any business entity that competes with Sprint. In addition, Sprint associates may generally not accept compensation for services performed for Sprint outside of their regular job.
A conflict of interest also may arise if employees' outside employment activities impair their timely and effective performance for Sprint.
You must ensure that any outside activity is strictly separated from your Sprint employment. Doing outside work on Sprint time or using any Sprint resources or personnel is unacceptable and may lead to disciplinary action, including termination of employment.

QUESTION:
My brother-in-law sells prepaid calling cards for MCI and AT&T. May I work with him on weekends outside my job at Sprint to earn extra money?
ANSWER:
This outside activity is a conflict of interest with your position at Sprint. You should not accept this second job while working at Sprint because this employment competes with Sprint and also provides services or assistance to Sprint's competitors.

QUESTION:
One of my colleagues has a brother-in-law who is a free-lance computer programmer. Whenever we need some code written, the brother-in-law gets a call from my colleague and gets the job. I think the brother-in-law does a good job, but somehow, this doesn't seem right.
ANSWER:
Clearly, your colleague's approach is at a minimum creating an appearance of impropriety. However, you may not have all the facts. It could be that your colleague's boss has been fully informed and the boss approves because the appropriate procurement process has been followed.
If you're comfortable, you should try to discuss this matter with your colleague. If you are still concerned, talk with your supervisor or call the Helpline.

EMPLOYEE RELATIONS
Employees are Sprint's most valued and important resource. To ensure that employees are able to perform, develop and advance within the company, Sprint has a dedicated organization, Human Resources, to address employee relations issues. If you believe your rights have been violated or if you have any other workplace concerns, you may consult your supervisor first or call your Human Resources representative directly. If you do not receive a clear explanation or believe you may not receive a fair or adequate review of the issue from your supervisor, or Human Resources, call the Helpline.
DISCRIMINATION
We strive to treat each other as we wish to be treated ourselves: with dignity and respect. We strive to maintain an environment free from discrimination on the basis of gender, age, race, color, religion, national origin, veteran status, disability or any other inappropriate basis. We support equal employment opportunity for all employees and applicants. We will not unlawfully discriminate in hiring, termination, promotions or any other condition of employment.


We must treat each other with respect and dignity. [PHOTO]

QUESTION:
I'm a 55 year-old male and was recently passed over for a promotion. I am almost certain it's because of my age. What should I do?
ANSWER:
You should report the situation to Human Resources or the Helpline.

Sprint's commitment to diversity can be seen in our Vision, Goals and Values. We care about the company, work, customers, suppliers and each other. Diversity is a unique source of the company's energy, strength and excellence.
SEXUAL HARASSMENT AND RELATED ISSUES
Our work environment must be free from intimidation and harassment. Verbal or physical conduct by any employee who harasses or disrupts another's work performance or who creates an intimidating, offensive, abusive or hostile work environment will not be tolerated.
In addition, unwelcome sexual advances, requests for sexual favors and other unwelcome verbal or physical conduct of a sexual nature are specifically prohibited. Employees are encouraged to speak out when a co-worker's conduct makes them uncomfortable. Employees also are responsible for promptly reporting harassment to Human Resources and/or their supervisor when it occurs. And, you should report any sexual overtures or sexual harassment of any kind by suppliers or customers to Human Resources or the Helpline. Refer to Sprint's Sexual Harassment Policy and Remedy Procedure for further information.
Having a romantic relationship with someone within your reporting chain of command exposes the company to substantial risk and there-fore is considered poor judgement. If such a situation develops, the supervisor should work with his or her management and human resources groups to eliminate the reporting relationship.
Further, having a romantic relationship with a supplier or customer with whom you deal at Sprint may also present a problem. If such a relationship develops, you should notify your supervisor so that another employee may be assigned to handle the account.
EMPLOYEE PRIVACY
We try to respect each other's privacy. At the same time, Sprint needs to ensure an efficient work environment.
While Sprint does not routinely monitor personal communications, employees should have no expectation that these communications are private in the workplace. Sprint reserves the right to review your internet or e-mail usage for any reason. Employees also should be aware that there might be times when Sprint may search employee work spaces.

QUESTION:
When I was on vacation, my supervisor accessed my e-mail system. I had several personal messages that she may have seen. Does she have the right to access my e-mail system without my permission?
ANSWER:
Sprint reserves the right to review your e-mail for any reason. Your company e-mail accounts belong to Sprint and should be used for Sprint business.

QUESTION:
I am an unmarried director in marketing, and I find that I am interested in dating a manager in my organization. I am sure that I can do this without playing favorites. Is it okay?
ANSWER:
You're asking for trouble here. Do not start a romantic relationship with the manager while he/she is in your organization. Discuss the matter with Human Resources or call the Helpline.

Gifts, Favors, Travel and Entertainment


The Sprint Principles help define the boundaries for appropriate business entertainment. [PHOTO] Gifts, favors, travel and entertainment may create a conflict of interest with your obligations to Sprint. Therefore, you should always follow these simple principles: Never accept or provide gifts, favors, travel or entertainment if they will compromise or appear to compromise your judgment. And never solicit gifts, favors, travel or entertainment, except for company authorized causes. The sections below provide more details about these principles.

GIFTS

Sprint's gift policy embraces a "rule of reason." As a general rule:

 . You may accept small gifts valued under $100, such as promotional items (T-shirts, mugs, baseball caps), given in the regular course of business. However, you should not accept small gifts on a continual or multiple basis.

 . If for business reasons you believe it's important to accept a gift worth more than $100, the gift should be disclosed to your supervisor and used for a Sprint business purpose, such as employee recognition.

 . Gifts of money or cash equivalents are unacceptable.

QUESTION:

One of our suppliers gave me a nice fruit basket during the holidays. Was it OK to accept it?

ANSWER:

Accepting small tokens of appreciation is OK, as long as they don't appear to obligate or influence you or the company. In this case, why not share the fruit with your colleague?

 . When giving gifts, you should ensure that they are reasonable complements to our business relationship and do not appear to be attempts to obligate or influence the recipient.
 . Do not offer any gift, favor or entertainment if it is against the policy of the recipient's organization. Many corporations have business ethics policies that restrict acceptance of gifts.
 . In the case of the government, the offer of a gift may violate the law. And gifts to foreign government officials may violate the Foreign Corrupt Practices Act (see p. 23).
 . When in doubt, check with your supervisor, the Helpline or the Law Department. Offering or accepting bribes, kickbacks, payoffs or other unusual or improper payments to obtain or keep business is unethical, illegal and strictly forbidden.
FAVORS
You may not accept discounts on personal purchases of a supplier's or customer's products or services unless such discounts are offered to Sprint employees in general. You should also never solicit or accept favorable treatment on loans or other services unless they are broadly available.
TRAVEL & ENTERTAINMENT
Entertainment is often helpful in building and maintaining business relationships. Sprint employees may accept entertainment that is reasonable in the context of the business or that advances the company's interests. For example, accompanying a business contact to a cultural, sporting event or business meal, or attending a supplier's holiday or celebration function, would be acceptable in most cases. However, travel and accommodations create more serious concerns. You should not accept travel or accommodations without the consent of your supervisor.
Even if the entertainment has a business purpose, accepting travel and lodging can create the appearance of impropriety. If the trip truly has a business purpose, perhaps Sprint should pay for it. If the business purpose is minor, perhaps you should pay your own way.
You may not entertain guests, employees, or customers in establishments focused on "adult entertainment" (such as strip joints) which are not suited for general business.
DISCLOSURE
If you're ever in doubt as to how accepting or giving a gift, favor, travel or entertainment might appear, talk to your supervisor. In addition, if during one calendar year, you or members of your family accept gifts, favors, travel or entertainment valued at more than $100 from a single supplier (including travel or lodging), you must notify your supervisor.

QUESTION:
I was invited to an industry conference sponsored and paid for by one of our major suppliers. It will be held at a resort in Florida. The purpose of the conference is to demonstrate the newest line of products and discuss industry trends. May I attend?
ANSWER:
You should consult your supervisor and carefully analyze whether the conference will bring a significant business benefit to Sprint. If the answer is yes, you must obtain authorization to attend from your supervisor. Generally, Sprint should pay expenses associated with travel and accommodations.

QUESTION:
One of my customers owns a travel agency and offered my family and me free travel upgrades for our vacation, including air travel and hotel. These upgrades are available to all Sprint employees. Is it okay for me to accept them?
ANSWER:
Yes. You may accept these upgrades because they are broadly available to Sprint employees.

Government Customers
All relations with government agencies, officials and employees must be conducted with integrity and honesty. [PHOTO]
Sprint's policy is to treat all our customers, including the U.S., state and local governments, with the honesty, fairness and quality described in The Sprint Principles. Additionally, we comply with the various procurement laws and regulations that have been established to protect the public interest. These laws are applicable to Sprint whether the work is being done under a prime contract or a subcontract.
Sprint employees who deal with government officials and contracts are responsible for knowing and complying with applicable law and regulations. Questions concerning doing business with the government should be directed to the Law Department.
QUESTION:
Sprint is bidding on a state contract. We had several meetings with state officials that extended through the lunch hour. Is it okay to treat them to lunch?
ANSWER:
No. We should not do anything that may improperly influence, or appear to improperly influence, the bidding process. To avoid the appearance of a conflict, you should each pay your own way.

QUESTION:
I received a request for boycott-related information. Is it okay to respond to the request as long I report the situation to the Law Department?
ANSWER:
No. If you receive any communication that can be interpreted as a request for boycott-related information, you must immediately report the situation to the Law Department. No further action may be taken without specific authorization from the Law Department.
International Business Practices
Sprint employees around the world are expected to live up to The Sprint Principles. That means complying with Sprint policies as well as local laws. Some U.S. laws apply to Sprint's non-U.S. operations. Some of the chief areas where U.S. law applies internationally are summarized below. Fortunately, these laws rarely conflict with the laws of other countries. Any employee involved in international business transactions should contact the Helpline to obtain a copy of Sprint's Policy for Conducting International Business.
ACCOUNTING
Sprint's status as a publicly held corporation requires it to conform to generally accepted accounting principles in all operations worldwide. Sprint financial policies reflect these principles. All payments, transactions and accounts worldwide must be accurately and truthfully recorded and reported. ANTI-BOYCOTT
Sprint employees and agents may not by law cooperate in any way with an unsanctioned foreign boycott of countries friendly to the U.S. The largest international boycott today is that of Israel and the related blacklist of companies doing business with Israel by certain Arab countries. Any request for information or action that seems to be related to this or any other illegal boycott should be immediately forwarded to the Law Department.
EXPORT CONTROL
Several U.S. laws restrict trade with certain countries. Other laws restrict export of certain technologies, especially in the areas of encryption and advanced computing devices. Sprint operations worldwide must comply with U.S. export restrictions. Employees and agents who are uncertain of the legal trade status of any country or technology for export must contact the Law Department.

FOREIGN CORRUPT PRACTICES ACT
The Foreign Corrupt Practices Act (FCPA) prohibits Sprint from directly or indirectly offering, promising to pay or authorizing the payment of money or anything of value to foreign government officials, parties or candidates for the purpose of influencing the acts or decisions of foreign officials. Certain minor payments to foreign government officials, made to expedite or secure the performance of "routine governmental action," may not violate U.S. law. Consult with the Law Department before making or authorizing any payment of this type. REGULATORY COMPLIANCE GUIDELINES
As part of the investment in Sprint by France Telecom and Deutsche Telekom (FT and DT) and the formation of the Global One joint venture, Sprint was required to obtain several approvals by the U.S. and European regulatory authorities. These regulatory approvals were structured to ensure nondiscriminatory conduct in business dealings between FT and Sprint or between DT and Sprint. They also contain restrictions, policies and ethical considerations related to international business dealings with other foreign entities. Therefore, any Sprint employee who is involved in international business transactions should contact the Helpline at 1/800-788-7844 to take the on-line computer training and to obtain a copy of the Regulatory Compliance Guidelines.
While Sprint must adapt
to business customs and
market practices in
global markets, all
employees worldwide
should adhere to
applicable U.S. laws      [PHOTO]
and regulations and
The Sprint Principles.
Every employee dealing
in international
transactions should also
respect the laws
applicable to the
host company.

QUESTION:
Under export control regulations, are exports limited to physically shipping something (a piece of equipment, blueprint or software code) outside the U.S.?
ANSWER:
No. Exports are not limited to physically shipping some-thing. Electronic transmissions overseas (including to an affiliate) or even verbal discussions with foreign nationals inside or outside the U.S. are exports.

QUESTION:
I know it's against U.S. law to make payments to foreign officials, but everybody tells me that it's the only way to get things done in this country. Can't I get around this by hiring an agent who will pay the officials a commission?
ANSWER:
No. It's against the law. Plus, the consequences of getting caught for you and Sprint could be severe. You can't get around your legal responsibilities by hiring agents to do what you can't. If you are having difficulties getting appropriate action in a foreign country, consult with the Law and External Affairs Departments.

QUESTION:
I'm running for city council. There's no problem with that, is there?
ANSWER:
No, as long as your activities for the city council do not interfere with you satisfactorily performing your duties as a Sprint employee. If elected, you should inform your supervisor and External Affairs. If your community is ever involved in negotiations with Sprint, for example, over placement of an antenna, you'll need to excuse your-self from voting. And, of course, make it clear that you represent yourself and your constituents, not Sprint.

Political/Community Activities
COMMUNITY SUPPORT
Sprint has contributed to the economic and social development of its communities for 100 years. In addition to the jobs created and services provided, the company encourages employees and business units to become actively involved in the life of their communities. The Sprint Foundation and Sprint employees provide financial support to thousands of worthwhile community programs in education, health, social welfare and culture. The community leadership offered by thousands of Sprint employees around the world is another example of long-standing civic commitment.
PERSONAL COMMUNITY ACTIVITIES
Employees are encouraged to participate in community activities. In the conduct of their personal affairs, employees must make it clear that their views and actions are their own, and not those of Sprint. Employees should ensure that their outside activities do not interfere with job performance.
Employees wishing to use company time or property to support charitable, non-political efforts first must obtain the approval of their supervisor.
POLITICAL ACTIVITIES
No employee may make any contribution on behalf of Sprint or use Sprint's name, funds, personnel, property or services for the support of political parties or candidates unless the contribution is permitted by law and authorized in advance by the company's Chief External Affairs or Government Relations Officer.
No one in the company may pressure another employee to express a political view that is contrary to a personal view, or to contribute to a political action committee, political party or candidate, or charitable organization.
U.S. law and the laws of many state and local governments forbid companies from making contributions of money, goods or services to political candidates, except for administrative support of SprintPAC. SprintPAC is a Political Action Committee formed and operated by participating Sprint employees. SprintPAC does not contribute company funds. Outside the U.S., Sprint will honor local laws and applicable U.S. laws, including the Foreign Corrupt Practices Act. (See Sprint's Policy for Conducting International Business.)

QUESTION:
May I participate in a campaign to raise money for the American Cancer Society?
ANSWER:
Yes. Sprint encourages you to participate in charitable activities as long as these activities do not interfere with your job performance and you adhere to Sprint's nonsolicitation policy. Also, remember to first obtain approval from your supervisor if you wish to use company time or property.

Sprint believes in
doing business with
customers, suppliers
and other third parties      [PHOTO]
who demonstrate
high principles of
ethical behavior.

Procurement Practices
Sprint believes in doing business with those suppliers, contractors, alliance partners, agents, sales representatives and consultants who embrace and demonstrate high principles of ethical business behavior. Therefore, Sprint will not knowingly use suppliers who operate in violation of applicable laws or regulations, including environmental, employment or safety laws. As part of their contract, all persons or companies engaging in business relationships with Sprint must receive a copy of The Sprint Principles and agree to abide by its applicable provisions.
Procurement decisions should be based on obtaining the best over-all value for Sprint. Obtaining competitive bids, verifying quality and service claims, and confirming the financial and legal condition of the supplier are all important steps in a good procurement decision.
Agreements should be written to clearly identify the services or products to be provided, the basis for earning payment and the applicable rate or fee. The amount must not be excessive in light of industry practice and must be commensurate with the services or products provided. Do not make any commitments or enter into any oral or written agreement on behalf of the company unless you have fiscal and signatory authority to do so and unless you know that Sprint or the other party can comply with the terms of that agreement.
Personal, family and financial relationships may make it difficult to make objective decisions. An employee who has personal or family relationships with, or who owns any interest in a supplier, customer, potential supplier or candidate, should disclose this relationship to management and take appropriate steps to ensure that decisions affecting these companies are based solely on objective input and judgment.

QUESTION:
A Sprint supplier advised me off-line that he preferred not to work with minorities. We have several minorities assigned to this supplier relationship. What should I do?
ANSWER:
Advise this supplier that this is against Sprint's policy on discrimination and that suppliers are required to live up to The Sprint Principles. If this behavior continues to be a problem, advise your supervisor or the Helpline

Property Rights of Others

Question:
I received a subpoena requesting the telephone records of a Sprint customer.
Is it okay to send these records since a court subpoena was sent?
Answer:
No. All subpoenas for a customer's telephone records should be forwarded to the Corporate Security Department for handling.

COMPETITIVE INFORMATION
Information about competitors, customers and suppliers is a valuable asset in the highly competitive communications market. Illegal or unethical means to gather competitive information are prohibited.
Sprint's policy is to honor copyrights, and to respect the trade secrets of others. You should not engage in unauthorized copying or reveal or use any trade secrets of a former employer or other competitor in connection with your Sprint employment, including competitor information such as customer lists, technical developments or operational data.
If information that might constitute a trade secret or proprietary information of another company is obtained by mistake, consult the Law Department or the Helpline immediately.
CUSTOMER PRIVACY
Among the many things customers count on is protection of their privacy. Customer information and records must be accessed or used only for authorized business purposes.
Customer communications -- including voice and data -- are confidential and must never be tampered with, recorded, listened to or divulged without written customer approval or when required by law.
Although privacy is important and protected by law, if you suspect a customer is using Sprint's services for an unlawful purpose, such as to defraud someone, please contact your Law Department immediately.
Any subpoena, court order or other request for customer information from law enforcement, government agencies or other outside parties should be referred immediately to the Law Department (913-624-6843).
Subpoenas for customer toll records should be forwarded immediately to Corporate Security (1/800-877-7330).

QUESTION:
One of my peers who used to work for MCI gave me a copy of an MCI marketing proposal that he said he brought with him when he left. This information would benefit our group in developing a similar type of proposal. Is it okay to use this information?
ANSWER:
No. Competitors' marketing proposals may be proprietary information. The new employee should not have brought this material to Sprint unless it was already public knowledge. Using this information would violate The Sprint Principles and might lead to a lawsuit. Immediately advise your supervisor, the Law Department or the Helpline so that they can counsel this employee on Sprint's Protection of Proprietary Information Policy and promptly and properly return or destroy this information.

You must never
attempt to acquire a
competitor's trade
secret or other        [PHOTO]
proprietary
information through
unlawful means.

Safety, Health and Environment

DRUGS AND ALCOHOL
Employees deserve to work in a safe and healthy environment.
Customers and investors demand quality and productivity. Sprint, therefore, requires each employee to work free from the influence of any substance, including alcohol, that could prevent him or her from conducting work activities safely and effectively. Employees who are using prescription or non-prescription drugs that may impair alertness or judgment, and therefore jeopardize their safety and that of their co-workers, should inform their supervisor.
To support these objectives, Sprint requires a drug-free workplace. Using, possessing, distributing or being under the influence of alcohol, or an illegal or illicit drug, while on duty, on company premises or in company vehicles is prohibited. Employees with problems related to alcohol or drugs are encouraged to seek assistance from the Employee Assistance Program or other qualified professionals.
ENVIRONMENT
Sprint has always been committed to minimizing any adverse impact on the environment, but carrying out that commitment is impossible without your awareness and cooperation.
You can help in several ways:
 . Recycle materials whenever it is practical to do so;
 . Let your supervisor know immediately if you're aware of any improperly handled hazardous materials; also talk to your supervisor if you are aware of other significant environmental issues that may be in violation of federal regulations;
 . When you have questions or concerns, please refer to the Environmental Guidelines for information.

QUESTION:
I frequently have to drive from place to place to conduct Sprint business. Sometimes at lunch I'll have several beers, and it's never had any effect on me. There's no problem here, right?
ANSWER:
Wrong. Alcohol is proven to impair judgement and driving ability. The Sprint Principles stresses that you have to be able to work "safely and effectively." Drinking and driving are hazardous to your life and to your career at Sprint. For more information, consult Sprint's Substance Abuse Policy.

QUESTION:
I'm a supervisor, and one of my employees told me a co-worker threatened to harm him. How do I handle reports of violence?
ANSWER:

Call Corporate Security (1/800-877-7330) and/or Human Resources immediately. (Call the police if you believe there may be an immediate danger.)

QUESTION:
What if test results make our product look bad?
ANSWER:
Under no circumstances should you alter test results to make a product look good.
Set up and perform every test according to approved, written procedures, and then report the actual test results accurately.

QUALITY AND SERVICE
Sprint's goal is to satisfy its customers with the highest-quality products and services at competitive prices. You satisfy customers when you treat them as you would like to be treated. That means you need to continue treating customers with honesty, fairness and respect, and you should make promises only when you are reasonably confident that you will be able to keep them.
In order to deliver quality and to protect the Sprint name, compliance with quality control specifications and safety or testing requirements is essential. Failure to conduct required testing or misrepresentation of test procedures or data are a violations of Sprint policy.
SAFETY AND HEALTH
Sprint desires to provide a safe and healthful workplace for employees or visitors to its premises. To support this commitment, employees are responsible for observing the safety and health rules, practices and laws that apply to their jobs, and for taking precautions necessary to protect themselves, their co-workers and visitors. Employees are also responsible for immediately reporting accidents, injuries, or occupational illnesses and unsafe practices or conditions to their supervisor.
Employees may not carry any weapon on the job, onto company premises, in company vehicles or while attending Sprint-sponsored activities. Threats or acts of violence or physical intimidation are strictly prohibited. Sprint will take appropriate and timely action to correct known unsafe conditions.

QUESTION:
I noticed an employee who was changing the oil from his vehicle during the weekend on company property and dumping the oil in the weeds near the lot line. I'm new to Sprint, however, and I don't want to rock the boat when I'm just getting started. And, he really isn't in my work group.
Isn't the safest course just to ignore the incident?
ANSWER:
The environment is everyone's area. This is true even for new employees! What you observed may be hazardous to the environment, Sprint or employees in your location. Therefore, it must be reported to your supervisor or the Helpline and investigated at once. Retaliation against anyone making a report such as yours will not be tolerated. If you believe you have experienced retaliation, contact the Helpline immediately.

The quality and safety of our products and services are essential.  [PHOTO

QUESTION: I work in sales, and I have to compete everyday with people from other companies who play fast and loose with service capabilities and pricing. I feel like I have to do the same thing in order to compete. This is all part of the game, isn't it?
ANSWER:
Business isn't really a game--it's about real companies and real people, people just like us. We make money from long-term customers -- customers who are satisfied that we have fulfilled our commitments to them.
You and Sprint will build a better company through referrals and continued business from satisfied customers than from a deceptive sale that blows up later.

In our highly competitive marketplace, Sprint can create a competitive advantage by accurately representing products, services, benefits and prices. Anytime we make a promise we can't keep, some hard-earned customer trust is lost. Avoid creating misleading impressions, omitting important facts or making false claims about competitors' offerings. While Sprint needs to aggressively market and advertise its products and services, we must do so within the confines of applicable "truth in advertising" laws. No illegal or unethical activity to obtain business, including offering bribes or kickbacks, is ever acceptable.
In addition, if you believe that a customer is using our service for an unlawful purpose, such as to defraud, we may have an obligation to terminate that customer's service. This is particularly true if we are providing unregulated billing and collection or other optional services.
If you suspect a customer is using Sprint's services for an unlawful purpose, please contact the Law Department or the Helpline immediately.

Brand is enhanced by fair and honest marketing practices.  [PHOTO]

Additional Resources
In addition to the The Sprint Principles, we have many other resources to turn to if the best course of action is unclear.
PEOPLE
Corporate Security -- 1/800-877-7330 (Available 7 days a week, 24 hours a day) Employee Benefits Assistance Center -- 1/800-697-6000
Employee Certification Line -- 1/800-337-9073
Helpline -- 1/800-788-7844
Human Resources
Law Department -- 913/624-6843
Manager
Supervisor
RESOURCES
Corporate Security Policy -- http://144.223.14.204/security/19e.html
Corporate Trademarks -- http://144.223.26.103/law/trademark
Employee Resource -- http://hr/erg/erg.htm
Environmental Guidelines -- Contact the Law Department at 913/624-6843) Ethics/Compliance -- http://144.223.26.103/law/gbt/html/etcom.html
Intellectual Property -- http://144.223.26.103/law/gbt/html/iprop.html
Law Department Intranet Site -- http://144.223.26.103/law
Protection of Proprietary Information Policy and Practices -- http://144. 223.14.204/security/19e.html
Records Retention Policy -- http://kddmsp01/brg/kcretent.htm
Regulatory Compliance Guidelines -- http://144.223.26.103/law/ gbt/regulatory/ Sprint's Sexual Harassment Policy and Remedy Procedure -- http://pinpoint/brg/pdf/A-FM26-0354.PDF
Sprint's Policy for Conducting International Business -- http://144.223. 26.103/law/gbt/html/inter.html
The Sprint Principles of Business Conduct -- http://144.223.184. 184/ethics/ethictoc.htm
Sprint Intranet Web Site
The information provided and the procedures set forth in this publication are guidelines. Sprint may revise, delete or supplement any practice, policy or procedure related to the guidelines provided in this publication at any time at its sole discretion.

Index
A
Accounting ..................................................... 8, 22
Accuracy of Company Records .................................... 8
Additional Resources............................................30
Alcohol ........................................................27
Anti-boycott ...................................................22
Antitrust ......................................................12
B
Board Memberships ..............................................14
Bribes .........................................................20
C
Certification Process (1/800-337-9073) ......................... 6, 32
Chairman's Letter .............................................. 1
Community Activities ...........................................24
Communications with Sprint's Attorneys .........................10
Company Assets: Protection and Use ............................. 9
Competition ....................................................12
Competitive Information ........................................26
Computer and Network Security ..................................10
Community Support ..............................................24
Conflicts of Interest ..........................................14
Creating and Retaining Business Communications .................11
Customer Privacy ...............................................26
D
Disclosure .....................................................14, 20
Discrimination .................................................17
Drugs and Alcohol ..............................................27
E
Employee Privacy ...............................................18
Employee Relations .............................................17
Environment ....................................................27
Ethics Quick Test .............................................. 4
Export Control .................................................22
F
Family Members .................................................14
Favors .........................................................20
Foreign Corrupt Practices Act ..................................23
G
Gifts ..........................................................19
Gifts, Favors, Travel & Entertainment ..........................19
Government Customers ...........................................21
H
Helpline (1/800-788-7844) ...................................... 7
History and the Future ......................................... 5
I
Inquiries from the Government or Media .........................10

Inquiry Process ................................................ 7
Inside Information and Securities Trading ......................16
International Business Practices ...............................22
Introduction ................................................... 5
Investments and Other Financial Opportunities ..................15
K
Kickbacks ......................................................20
M
Managers Have an Additional Responsibility ..................... 6
Marketing ......................................................29
O
Obligation to Report ........................................... 7
Outside Employment & Activities ................................16
P
Political Activities ...........................................24
Political/Community Activities .................................24
Procurement Practices ..........................................25
Property Rights of Others ......................................26
Protecting Company Assets ...................................... 9
Proprietary Information ........................................ 9
Purpose of The Sprint Principles ............................... 5
Index
Q
Quality and Service ............................................28
R
Regulatory Compliance Guidelines ...............................23
Retaliation and False Reports .7 Reporting a Violation (Refer
 to Helpline) .................................................. 7
S
Safety, Health and Environment .................................27, 28
Sales and Marketing ............................................29
Sexual Harassment and Related Issues ...........................18
T
Trademarks and the Sprint Name .................................10
Travel and Entertainment .......................................20
V
Violations and Their Consequences .............................. 5
Vision, Goals and Values ....................................... 3
Sprint Ethics Office
8140 Ward Parkway
Kansas City, MO 64114
913-624-6225

(Reverse charges to this number if outside the U.S.)
Copyright 1998 Sprint
All rights reserved Printed on recycled paper

Thank you for reading The Sprint Principles of Business Conduct.
Now would be a great time to call the Certification Line, 1/800-337-9073, to affirm your commitment to The Sprint Principles.
If you have any questions or concerns about how The Sprint Principles impacts your personal situation, please talk to your supervisor, Human Resources, or the confidential Helpline at 1/800-788-7844.

[LOGO OF SPRINT]

                                 Attachment D
                          TRANSPORTATION ROUTING GUIDE
                          ----------------------------



ROUTING:  The carriers listed below shall be used for the inbound and outbound
--------
movement of materials to, from, and between Sprint Corporation locations and suppliers.

BILLING:  All freight charges which are directly, or indirectly, the
--------
responsibility of Sprint, Sprint International, Sprint Services and Sprint Telemedia should be billed third party to Sprint Accounts Payable, P.O. Box 5409, Kansas City, MO 64131. Purchase of insurance coverage from transportation carriers is NOT authorized.
                           ---

DOCUMENTATION:  All shipping documents should reference Purchase Order, Work
-------------
Order, or Cost Center number.   International paperwork should be verified by
Sprint's Transportation Department prior to shipment.

COMPLIANCE:  Failure to comply with Sprint's Transportation Routing Guide
-----------
instructions will result in excess freight chargebacks to your company. Shipments routed by means other than the guidelines within will be charged back to the supplier at 50% of the total transportation cost. Penalties will be enforced on all shipments beginning May 1, 1995.

SPRINT TRANSPORTATION:  Please refer any questions to Sprint's Transportation
----------------------
Department at the following numbers: Tom Conrow (816/854-5327) or Zoe Morgan (816/854-5339).

-----------------------------------------------------------------------------------------------------------------------------------

              SMALL PACKAGE SURFACE ROUTING UNDER 150 LBS. TOTAL
                        (Including to and from Canada)
AUTOMATED RECEIVING LOCATIONS:
If shipments meet UPS guidelines and the materials are going to one of the receiving locations below, see UPS Consignee Billing:
                                                                                                          ---------------------
23759 Eichler St. 2-J   Hayward         California      94545  11701 W. 85th  St.     Lenexa            Kansas              66215
3065 Gold Camp          Rancho Cordova  California      95670  650 Fee Fee Rd.        Maryland Heights  Missouri            63043
1099 18th St.           Denver          Colorado        80202  8140 Ward Pkwy.        Kansas City       Missouri            64114
3100 Cumberland Cr.     Atlanta         Georgia         30339  901/903 E. 104th St.   Kansas City       Missouri            64131
5600 N. River  Rd.      Rosemont        Illinois        60018  1200 Main St.          Kansas City       Missouri            64152
8725 Higgins Rd.        Chicago         Illinois        60631  29 Stults Rd.          Dayton            New Jersey          08810
2330 Shawnee Msn.       Westwood        Kansas          66205  1 Manhattanville Rd.   Purchase          New York            10577
6600 College Blvd.      Overland Park   Kansas          66211  1520 E. Rochelle       Irving            Texas               75039
9350 Metcalf            Overland Park   Kansas          66212  14012 Welch Rd.        Farmers Branch    Texas               75244
9095 Bond St.           Overland Park   Kansas          66214  12490 Sunrise Valley   Reston            Virginia            22096
UPS CONSIGNEE BILLING:

1.  Inbound  materials to the above locations should be routed via  UPS      4.  Sprint's six digit cost center number must be on
    Cosignee Billing.                                                           each package's address label. This number can be
                                                                                 found on the Express Buy Order Form or on the
                                                                                 distribution account line of the Purchase Order.
2.  If your company is not set up to ship via Consignee Billing, please          Example:    Dist. Acct.:  01USS  01  (XXXXXX)
    contact UPS at 800/354-7527 to request a Consignee Billing Kit.                          61200000   0000

                                                                             5.   These packages will be picked up with your
                                                                                  regularly scheduled UPS pickup. No additional
                                                                                  pickups are required.
3.  Each individual package must meet UPS size and weight restrictions:
                  .        150 pounds maximum weight per pkg.                        UPS Consignee Billing Desk   800/354-7527
                  .        130 inches combined length & girth
                  .        108 inches maximum length
   ----------------------------------------------------------------------------------------------------------------------------
SMALL PACKAGES FOR OTHER RECEIVING LOCATIONS:

1.  If  the receiving location on the purchase order is NOT listed above,    2.  ROADWAY PACKAGE SYSTEM or UNITED PARCEL SERVICE
                                                        ---
    shipping charges should be added to the invoice for goods listed on the      may be used for shipments to locations NOT listed
    Purchase Order.                                                              above.                                 ---
      ROUTE SHIPMENTS WHICH TOTAL 151 POUNDS OR GREATER VIA LTL CARRIERS
-----------------------------------------------------------------------------------------------------------------------------------


[LOGO OF SPRINT]

                          TRANSPORTATION ROUTING GUIDE
                          ----------------------------


-----------------------------------------------------------------------------------------------------------------------------------

                    LTL SURFACE ROUTING OVER 150 LBS. TOTAL
               (Including to and from Canada - Region map below)

      Shipments above 10,000 lbs. require authorization by Sprint's Transportation Department prior to shipment

NATIONWIDE LONG HAUL LTL CARRIERS:     Consolidated Freightways,  Yellow Freight System

REGIONAL SHORT HAUL LTL CARRIERS:

-----------------------------------------------------------------------------------------------------------------------------------

                NORTHWEST                                     MIDWEST                                     NORTHEAST
                ---------                                     -------                                     ---------

              Silver Eagle                               Central Transport                             Howard Express
             Viking Freight                              Con-Way Midwest                                TNT Red Star
                                                         Hyman Freightways                            Preston Trucking

-----------------------------------------------------------------------------------------------------------------------------------


                 WEST                                        SOUTHWEST                                  SOUTHEAST
                 ---                                         ---------                                  ---------

            Viking Freight                             American Freightways                             AAA Cooper
            Con-Way Western                            Con-Way Southern Express                        Averitt Express
                                                                                                  Southeastern Freightways
                                                                                                 Con-Way Southern Express
-----------------------------------------------------------------------------------------------------------------------------------

Regional LTL (Less-than-truckload) shipments are defined as short haul interstate LTL movements, normally under 500 miles which occur either within a region, or between a region and the bordering states of a neighboring region or bordering Canadian Provinces.


                        DEFINED REGIONS FOR LTL FREIGHT
                        -------------------------------

                              [MAP APPEARS HERE}

================================================================================
                        ELECTRONIC (PADDED) VAN SHIPMENTS

BEKINS VAN LINES (ALL POINTS)            816/763-6300   800/767-1120
NORTH AMERICAN VAN LINES (BELTMANN)      913/888-9105   800/869-6114
UNITED VAN LINES (FRY-WAGNER)            913/541-0020   800/829-0049
================================================================================


                                     DOMESTIC AIR EXPRESS AND AIR FREIGHT ROUTING
        (See Geographic Routing Exceptions for Canada, Alaska, Hawaii, Puerto Rico and International Shipments)

             Shipments above 1,000 lbs. require authorization by Sprint Transportation prior to shipment
----------------------------------------------------------------------------------------------------------------------------
   WEIGHT            SAME DAY            NEXT DAY            2ND DAY             3-5 DAYS               INTERNATIONAL
----------------------------------------------------------------------------------------------------------------------------
                                              AIRBORNE EXPRESS
  LTR - 50                                          FEDEX
                      QUICK                                                     UPS GROUND             AIRBORNE EXPRESS
--------------                    --------------------------------------
                     COURIER                                                                            DHL WORLDWIDE*
  51 - 70                                EMERY               EMERY
                                        WORLDWIDE           WORLDWIDE
---------------                                                             ------------------------------------------------
                                                                                                     CALL TRANSPORTATION
    71+                                BURLINGTON                     BURLINGTON                      FOR INTERNATIONAL
                        V                                    AMERTRANZ (formerly Amerford)              ROUTING GUIDE
                                                                   PILOT AIR FREIGHT                    -------------
                                                                                                       AND INSTRUCTIONS
----------------------------------------------------------------------------------------------------------------------------
Air routing is only authorized when expedited service is requested by negotiator to meet specific delivery requirements.

----------------------------------------------------------------------------------------------------------------------------
                                  GEOGRAPHIC EXCEPTIONS (SURFACE & AIR)
                                          (Inbound and Outbound)
----------------------------------------------------------------------------------------------------------------------------
                         CANADA                 CANADA             ALASKA & HAWAII               PUERTO
     WEIGHT              (Air)                 (Surface)                                          RICO
----------------------------------------------------------------------------------------------------------------------------
     LETTER             AIRBORNE                                             AIRBORNE EXPRESS*
        -            DHL WORLDWIDE            UPS GROUND                            FEDEX
       70                FEDEX
--------------------------------------------------------------------------------------------------------------------------
       71+          EMERY WORLDWIDE    CONSOLIDATED FREIGHTWAYS      BURLINGTON          AMERTRANZ  (Amerford)
                      BURLINGTON        YELLOW FREIGHT SYSTEM         AMERTRANZ               BURLINGTON
--------------------------------------------------------------------------------------------------------------------------
*Preferred Carrier for specific service requirement
 --------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                                                 CONTACT INFORMATION
                            CARRIER                                             CUSTOMER SERVICE CONTACT
Airborne Express                                                   800/AIRBORNE
AmerTranz Worldwide (formerly Amerford)                            Contact local station
Bekins Van Lines                                                   800/767-1120 or 816/763-6300, Customer Service
DHL Worldwide Express                                              800/345-3601, Monika Hayworth (Preferred Accounts)
Emery Worldwide                                                    800/HI-EMERY, Preferred Accounts Desk
FedEx (Federal Express)                                            800/238-5355
LTL Carriers                                                       Contact local terminal - customer service/dispatch
North American Van Lines                                           800/869-6114 or 913/888-9105, Sandi Davis
Pilot Air Freight                                                  800/HI-PILOT or local station
Quick International Courier                                        800/488-4400, extension 475
Burlington                                                         Contact local station
Sprint Transportation Dept.                                        816/854-5339 (Zoe Morgan), 816/854-5327 (Tom Conrow)
United Van Lines                                                   800/829-0049 or 913/541-0020, Mike Wagner
UPS Consignee Billing                                              800/354-7527
--------------------------------------------------------------------------------------------------------------------------